Exhibit 10.1

Execution Version

BRIDGE LOAN AGREEMENT

Among

URANIUM RESOURCES, INC.

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO

as the Guarantors,

and

RESOURCE CAPITAL FUND V L.P.

as the Lender

Dated as of December 17, 2012

i

SCHEDULES

Schedule 1.1(a)	Borrower’s Account

Schedule 1.1(b)	Lender’s Account

Schedule 1.1(c)	Projects

Schedule 1.1(d)	Material Agreements

Schedule 1.1(f)	Properties

Schedule 1.1(g)	Work Program and Budget

Schedule 2.12	Anti-Dilution Provisions

Schedule 6.1(b)	Subsidiaries

Schedule 6.1(c)	Authorizations and Consents

Schedule 6.1(d)	Governmental and Other Consents

Schedule 6.1(f)	Litigation

Schedule 6.1(g)	Financial Statements

Schedule 6.1(i)	Information Accurate

Schedule 6.1(j)	Permitted Liens

Schedule 6.1(k)	Capital Structure

Schedule 6.1(n)	Environmental Disclosures

Schedule 6.1(o)	Indebtedness

Schedule 6.1(p)	Legal Compliance

Schedule 6.1(q)	Operation of Projects

Schedule 6.1(s)	Project Permits

Schedule 7.1	Compliance with Laws

Schedule 7.2	Project Permits Exceptions

Schedule 9.1(j)	Events of Default — Project Permits

Schedule 10.8	Dispute Resolution; Arbitration

EXHIBITS

Exhibit A	Form of Omnibus Certificate

Exhibit B	Form of Notice of Borrowing

Exhibit C	Form of Security Agreement

Exhibit D	Form of Guarantee

Exhibit E	Form of Promissory Note

v

BRIDGE LOAN AGREEMENT

This BRIDGE LOAN AGREEMENT dated as of December 17, 2012 (the “Closing Date”) is by and among URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), those Subsidiaries of the Borrower from time to time party hereto, as guarantors (the “Guarantors”), and RESOURCE CAPITAL FUND V L.P., a Cayman Islands exempt limited partnership, as the lender (together with its successors and assigns, the “Lender”).

Recitals

A.                                    The Borrower desires to borrow, and the Lender is prepared to lend to the Borrower, Five Million United States Dollars (US$5,000,000) as a bridge loan to be advanced in a single advance (the “Loan”), subject to the terms and conditions set forth herein.

B.                                    The obligations of the Borrower under this Agreement, including repayment of the Loan provided hereby, shall be guaranteed by the Guarantors.

C.                                    This Agreement and all amounts due hereunder will be secured by all personal property of the Borrower and the Guarantors as further described herein and in the Security Documents.

D.                                    The Credit Parties and the Lender desire hereby to provide for the Loan and the collateral security therefor on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the following mutual covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES

1.1                               Certain Defined Terms.  As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, (i) any partner, director, ten percent (10%) or more shareholder, manager, member, managing agent, director or employee of that Person or that Person’s Affiliates; and (ii) any other Person (A) that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that Person; (B) that directly or indirectly owns or holds (legally or beneficially) ten percent (10%) or more of any class of voting stock or partnership, membership or other voting interest of that Person; or (C) ten percent (10%) or more of the voting stock or partnership, membership or other voting interest of which is directly or indirectly owned or held (legally or beneficially) by that Person.  For purposes of clarification, the Affiliates of the Lender shall include RCF Management L.L.C. and its Affiliates.  Affiliates of the Borrower or any other Credit Party shall not include the

Lender or any Affiliates of the Lender or any third party joint venture parties to the Projects that are not Subsidiaries of a Credit Party.

“Agreed Priority” means, with respect to a Security Document and a Lien made in favour of the Lender, except as otherwise expressly provided herein, a senior first priority Lien in favour of the Lender, meaning that such Security Document and Lien are prior in right to any other Lien in, on or to the Collateral which is purported to be covered thereby, subject only, in each case, to Permitted Liens.  For the avoidance of doubt, the Obligations shall be secured by a first ranking perfected encumbrance over all personal property of the Borrower and the other Credit Parties, including all personal property at, on or associated with the Projects, subject, in each case, to Permitted Liens.

“Agreement” means this Bridge Loan Agreement, as it may be amended, restated, supplemented, extended or otherwise modified in accordance with its terms and in effect from time to time, together with all Schedules and Exhibits hereto, each of which is incorporated herein by reference.

“Applicable Interest Rate” means the Interest Rate or the Default Rate, as applicable.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Laws” shall mean the Bankruptcy Code and all other Governmental Requirements pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, liquidation, reorganization, winding up, arrangement, receivership, administration, moratorium, assignment for the benefit of creditors or other similar laws applicable in the United States or other applicable jurisdictions as in effect from time to time.

“Borrower” has the meaning specified in the Preamble to this Agreement.

“Borrower’s Account” means the account of the Borrower described in Schedule 1.1(a).

“Borrowing Date” has the meaning specified in Section 2.2.

“Business Day” means a day on which banks in Denver, Colorado are open for business.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty or (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events, without the prior written consent of the Lender:  (a) any person or persons “acting jointly or in concert” as defined under applicable Securities Laws, other than the Lender and/or its Affiliates, becomes the registered or beneficial owner of more than twenty-five percent (25%) of the then outstanding voting Equity Interests of the Borrower or any Credit Party, measured by voting power rather than the number of shares; or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office.

“Closing Date” has the meaning set forth in the Preamble to this Agreement.

“Collateral” means all real and personal property, assets, rights, titles and interests subject to the Security Documents, whether tangible or intangible, presently held or hereafter acquired, and all products and proceeds of the foregoing, including insurance proceeds related to the foregoing.

“Confidential Information” has the meaning specified in Section 7.14.

“Contingent Liability” means, for any Person, without duplication, all contingent liabilities of such Person determined in accordance with GAAP.

“Continuing Directors” means during any period of twenty four (24) consecutive months commencing after the Closing Date, individuals who at the beginning of such twenty four (24) month period were directors of such Person (together with any new director whose election by such Person’s Board of Directors was approved by, or whose nomination for election by such Person’s shareholders was recommended by, a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved or recommended as described in this parenthetical).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, the ability to appoint or remove directors, senior officers, managers or other equivalent persons of such a Person, by contract or otherwise.

“Credit Party” means the Borrower and each Guarantor.

“Date of Default” has the meaning specified in Section 9.2(a).

“Debt Financing” means borrowing money, whether by selling bonds, bills, debentures, preferred Equity Interests or other similar Instruments, issuing promissory notes, indentures or other similar Instruments, entering into a loan or credit agreement or other similar Instrument or otherwise incurring or agreeing to enter into any Instrument or arrangement relating to or consisting of borrowed money Indebtedness.

“Default” means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means the interest rate applicable to the Loan during periods when any amounts payable by the Borrower, whether as principal repayments, interest payments, expenses payments or other amounts, are due and payable but unpaid by the Borrower, which interest rate shall be at a rate per annum equal to the Interest Rate plus five percent (5%).

“Environmental Laws” means Governmental Requirements relating to pollution or protection of the environment, including, without limitation, Governmental Requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to any Credit Party, any Project or the other activities of and properties or assets owned, controlled or managed by a Credit Party.

“Equity Financing” means the sale or placement by the Borrower of Shares or other Equity Interests of the Borrower.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, rights, interests or other securities for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person; all of the warrants, options, Indebtedness, rights, interests or other securities exercisable for or convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares of capital stock (or such other interests); and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member, limited liability company or trust interests therein), whether voting or nonvoting, whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, and whether or not such shares, warrants, options, rights or other interests are certificated or uncertificated.

“Establishment Fee” has the meaning specified in Section 2.6.

“Event of Default” has the meaning set forth in Section 9.1.

“Exchange Rate” means the currency exchange rate for any relevant currency as reported by Bloomberg using the “Price History” function on any date of determination, or, in the event that such “Price History” is not available on such date, on the preceding date on which a “Price History” is available, or, if either Bloomberg or the “Price History” is no longer available, then such currency exchange rate reasonably identified by the Lender.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, income or franchise Taxes imposed on (or measured by) the taxable income of the Lender or such recipient, as the case may be, or capital Taxes imposed on (or measured by) the taxable capital of the Lender or such recipient, in each case by the jurisdiction under the applicable law of which such recipient is organized or in which its principal office is located or which exercises valid taxation jurisdiction over such recipient, but for greater certainty, Excluded Taxes do not include withholding taxes imposed on the Lender or any such recipient in respect of payments or deliveries hereunder.

“Expropriation Event” means the appropriation, confiscation, expropriation, cancellation, seizure or nationalization (by Governmental Requirement, intervention, court order, condemnation, exercise of eminent domain or other action or form of taking) of ownership or control of a Credit Party or any of its Subsidiaries or of any Project or Properties or any substantial portion thereof, or any substantial portion of the rights related thereto, or any substantial portion of the economic value thereof, or which prevents or materially interferes with the ability of a Person to own or operate the property or business subject to such action, including by the imposition of any Tax, fee, charge or royalty.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of any nation and any state, provincial, territorial, divisional, county, regional, city and other political subdivision thereof, any tribal, aboriginal or native government or corporation, and any union or commonwealth of multiple countries, such as the European Union, in each case in which any property of a Credit Party is located or which exercises valid jurisdiction over any such property or any Credit Party, or in which a Credit Party conducts business or is otherwise present, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises jurisdiction over any Credit Party or its properties or assets, including any Project, and any securities exchange or securities regulatory authority to which a Credit Party is subject.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Securities Laws) of any Governmental Authority.

“Guarantee” means a guarantee, substantially in the form of Exhibit D, executed by each Guarantor, together with any amendments, modifications, supplements, extensions, revisions and restatements thereof made in accordance with its terms.

“Guarantor” has the meaning specified in the Preamble to this Agreement, and, as of the Closing Date, the Guarantors include: (i) URI, Inc.; (ii) Hydro Resources, Inc.; (iii) URI Minerals, Inc.; (iv) Belt Line Resources, Inc.; (v) Uranco Inc.; (vi) HRI-Churchrock, Inc.; (vii) URI Neutron Holdings I, Inc.; (viii) URI Neutron Holdings II, Inc.; (ix) Hydro Restoration Corporation; (x) Neutron Energy, Inc.; and (xi) Cibola Resources LLC.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.

“Indebtedness” means, for any Person, without duplication, all indebtedness and liabilities of such Person determined in accordance with GAAP.

“Indemnified Party” has the meaning specified in Section 10.5.

“Instrument” means any contract, agreement, undertaking, indenture, mortgage, certificate, document or writing (whether formal agreement, letter or otherwise) under which any obligation, duty, covenant, agreement, affirmation, undertaking or liability is evidenced, assumed or undertaken, or any right or Lien (or right or interest therein) is granted, authenticated, notarized, authorized or perfected, and any notice, registration, recordation, or filing associated with or required by any of the foregoing.

“Interest Payment Date” means (i) each January 10th, April 10th, July 10th, and October 10th of each Year and (ii) the Maturity Date.

“Interest Rate” means ten percent (10%) per annum.

“Interest Shares” has the meaning specified in Section 3.1(c).

“Investor Agreements” means the Stockholders’ Agreement and the Registration Rights Agreement.

“Lender” has the meaning set forth in the Preamble to this Agreement.

“Lender’s Account” means the account or accounts designated from time to time by the Lender for receipt of funds paid by the Borrower or any other Credit Party, with the Lender’s Account as of the Closing Date set forth on Schedule 1.1(b).

“Lender Nominee” has the meaning set forth in Section 7.13.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan” means the bridge loan in the amount of Five Million United States Dollars (US$5,000,000) from the Lender to the Borrower, as specified in the Recitals to this Agreement.

“Loan Documents” means this Agreement, the Promissory Note, the Security Documents, the Notice of Borrowing, each Omnibus Certificate, and each other Instrument executed by the Borrower, a Credit Party or a Subsidiary of the Borrower or a Credit Party, and delivered to the Lender in connection with this Agreement or any of the foregoing Instruments, whether or not specifically identified in this clause, as any of the foregoing may be amended, modified, supplemented, extended, revised or restated from time to time in accordance with their respective terms.

“Losses” has the meaning specified in Section 10.5.

“Market Price” means an amount equal to the VWAP for the Shares for the twenty (20) Trading Days immediately preceding any date of determination.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

“Material Adverse Effect” means, with respect to any Person, an effect, resulting from any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which:

(a)                                 is materially adverse to the consolidated business, assets, revenues, financial condition, operations or prospects of such Person;

(b)                                 is materially adverse to the ability of such Person to make any payment or perform any other material obligation required under any Material Agreement, this Agreement, or any other Loan Document;

(c)                                  is materially adverse to any Material Project; or

(d)                                 in the case of any Credit Party, results in a liability or obligation (other than Permitted Liens or performing or entering into contractual commitments in the ordinary course of business which are not in default) of Six Hundred Thousand Dollars ($600,000) or more.

“Material Agreements” means the contracts, agreements, leases, Instruments and other binding commitments and undertakings of any Credit Party or any Subsidiary thereof which are identified in Schedule 1.1(d), and all other contracts, agreements, leases, Instruments and other binding commitments and undertakings of any Credit Party or any Subsidiary thereof the performance or breach of which could reasonably be expected to have a Material Adverse Effect on a Credit Party, including all agreements and Instruments for the sale, transfer or other disposition minerals produced from any Project.

“Material Projects” means the following Projects: (i) Kingsville Dome; (ii) Rosita; (iii) Churchrock Section 8; (iv) Churchrock Section 17; (v) Churchrock Mancos; (vi) Crownpoint; (viii) Roca Honda; (ix) West Largo; and (x) Cibola.

“Maturity Date” means the first to occur of (a) the Scheduled Maturity Date, or (b) the date on which the Lender elects to accelerate the due date of the Loan based upon the occurrence of a Repayment Event, as provided in Section 3.2(c), or (c) any date on which the Lender accelerates the due date of the Loan by reason of an Event of Default pursuant to Section 9.2.

“Metals” means uranium (U308), uranium loaded resins, yellowcake, uranium concentrate, and other uranium products and derivatives as well as all gold, silver, copper, lead, zinc, nickel, molybdenum, and other metals, minerals, ores and similar substances.

“Month” means a calendar month.

“NASDAQ” means The NASDAQ Capital Market and its successors.

“Notice of Borrowing” means a request by the Borrower for a Loan pursuant to Section 2.2, which shall include the information referenced in Section 2.2 together with such other information requested by the Lender, substantially in the form of Exhibit B hereto.

“Obligations” means all duties, covenants, agreements, liabilities, indebtedness and obligations of the Borrower and each Guarantor with respect to the repayment, payment or performance of all Indebtedness, liabilities and obligations (monetary or otherwise) of the Borrower, each Guarantor and each Subsidiary of a Guarantor, whenever arising, whether primary, secondary, direct, contingent, fixed or otherwise, and whether joint, several, or joint and several, established by or arising under or in connection with this Agreement or any other Loan Document, including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations.

“Other Taxes” has the meaning specified in Section 3.6(b).

“Party” or “party” means each party to this Agreement.

“Permitted Liens” means the Liens identified in Schedule 6.1(j) and the Liens permitted by Section 8.2.

“Permitted Third Party” has the meaning specified in Section 7.13.

“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other entity, or a Governmental Authority.

“Prepayment Date” has the meaning specified in Section 3.2(d).

“Private Placement Shares” has the meaning specified in Section 2.8.

“Projects” means, collectively, each of the following Projects: (i) Kingsville Dome; (ii) Rosita; (iii) Vasquez; (iv) Los Finados; (v) Churchrock Section 8; (vi) Churchrock Section 17; (vii) Churchrock Mancos; (viii) Crownpoint; (ix) Unit 1; (x) Nose Rock; (xi) Roca Honda; (xii) West Largo; (xiii) Cebolleta; (xiv) Juan Tafoya; (xv) Elizabeth; (xvi) Deep Rock; (xvii) West Endy; (xviii) West Ranch; (xix) Mesa Redonda; (xx) Hogan and Rio Puerco; (xxi) Dewey Burdock; (xxii) Edgemont; (xxiii) Copper Mountain; and (xxiv) Breccia Pipes, as each such Project is further described in Schedule 1.1(c) hereto, together with all Properties associated with or forming part of such Project.

“Project Permits” has the meaning specified in Section 6.1(s).

“Promissory Note” means the senior, secured promissory note made by the Borrower payable to the order of the Lender in the principal amount of Five Million United States Dollars (US$5,000,000), substantially in the form of Exhibit E hereto, as such promissory note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Properties” means all real property rights, titles and interests, whether surface, subsurface, mineral, water or otherwise, and all fee interests, patented mining claims, unpatented mining claims, state leases, provincial leases, federal leases, private leases, other mineral or surface leases, rights of use, access rights, concessions, licenses, claims, rights, titles or interests, and all related, associated or appurtenant rights, in each case howsoever characterized or designated, that are owned, leased, held, or controlled, directly or indirectly by a Credit Party or by a Subsidiary of a Credit Party, with such rights, titles and interests described with respect to each Project in Schedule 1.1(f), together with all right, title and interest hereafter acquired by any Credit Party or Subsidiary of a Credit Party in or adjacent to the interests described in Schedule 1.1(f) and the lands subject to any Instrument identified in Schedule 1.1(f).

“Quarterly Date” means each December 31, March 31, June 30 and September 30 of each Year.

“Registration Rights Agreements” means that certain Registration Rights Agreement dated as of March 1, 2012 between the Borrower and the Lender, as the foregoing may be amended, modified, supplemented, extended or restated.

“Repayment Event” means the occurrence of any one of the following at any time prior to the Maturity Date, which has not been approved in advance by the Lender: (a) the sale, assignment, transfer or other disposition by a Credit Party, directly or indirectly, in one or more transactions, of any interest in any Material Project, which is greater than twenty-five percent (25%) of such Credit Party’s aggregate right, title or interest therein as of the Closing Date; (b) the entry by any Credit Party into a partnership, limited liability company, joint venture or other cooperative arrangement with one or more third Persons, which has the effect or is intended to have the effect of granting to any such Person or Persons, directly or indirectly, the right to own, or right to acquire, more than twenty-five percent (25%) of a Credit Party’s right to manage and operate any Material Project or of a Credit Party’s aggregate right, title or interest in any Material Project; (c) the sale, assignment, transfer or other disposition by a Credit Party, directly or indirectly, of the right to manage and operate any Material Project; (d) the entry into or grant of any Royalty, Streaming Transaction, offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in Metals produced at or from any Material Project; or (e) the agreement by a Credit Party to enter into or undertake any of the foregoing or to enter into an agreement with respect to the foregoing.

“Representative” means any director, officer, partner, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of a Person.

“Rights Offering” means the Equity Financing scheduled to be completed within sixty (60) calendar days of the Shareholder Approval referenced in Section 7.19(c), and in any event by no later than March 31, 2013, with gross proceeds of not more than Thirteen Million Dollars ($13,000,000).

“Royalty” means any share of mineral production, including a gross smelter return royalty, net smelter return royalty, overriding royalty, non-participating royalty, production payment, net profit interest, gross proceeds royalty and all other mineral royalties of every type and characterization.

“Scheduled Maturity Date” means the earlier of (i) the date of the closing of the Rights Offering and (ii) June 28, 2013.

“Securities Laws” means all Governmental Requirements applicable to Equity Interests and the issuance of Equity Interests and the respective rules and regulations applicable thereto together with all binding policy statements, national instruments, orders, blanket rulings, mandatory guidelines and other applicable regulatory acts and instruments, together with all regulations, policies, rules or requirements imposed by any applicable securities exchange, trading platform or other similar Person.

“Security Agreements” means (i) a security agreement given by a Credit Party for the benefit of the Lender, substantially in the form of Exhibit C hereto, (ii) each other Instrument whereby a Credit Party subordinates its rights to receive payment of any amounts from any other Credit Party to the complete payment in full of the Obligations, and (iii) any other security agreement or other Instrument by which the Lender obtains a Lien in or on any personal property or assets of a Credit Party to secure the Obligations, together with all amendments, modifications, supplements, extensions, revisions and restatements thereof in accordance with its terms.

“Security Documents” means, initially, each Guarantee and each Security Agreement, together, in each case, with all amendments, modifications, supplements, extensions, revisions and restatements thereto or thereof in accordance with their respective terms, all schedules and exhibits attached thereto and all financing statements, personal property security act filings and other Instruments required to be filed or recorded or notices required to be given in order to authenticate and perfect the Liens created by the foregoing and all other Instruments now or hereafter delivered by any Credit Party to the Lender in connection with this Agreement or any transaction contemplated hereby to secure the payment or performance of the Obligations.

“Shareholder Approval” means approval by the shareholders of the Borrower obtained in accordance with applicable Securities Laws.

“Shareholder Meeting” means a general or special meeting of the holders of Shares.

“Shares” means the common shares of the Borrower with a par value of $0.001.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement dated as of March 1, 2012 between the Borrower and the Lender, as the foregoing may be amended, modified, supplemented, extended or restated.

“Streaming Transaction” means a contractual right to purchase Metals (whether all or any portion thereof) produced at or from one or more Projects.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association, joint venture or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“Taxes” has the meaning specified in Section 3.6(a).

“Tradable Shares” means Shares that are fully paid, duly issued and non-assessable; shall be evidenced by original certificates issued by the Borrower reflecting the Lender as the owner thereof; shall be free of Liens or other claims of rights or interests by third Persons therein; shall be free of contractual restrictions or obligations; shall be covered by and subject to the Registration Rights Agreement; and upon registration in accordance with the Registration Rights Agreement, such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing.

“Trading Day” means a day on which the public stock exchange on which the Shares are principally traded is open and on which Shares are traded.

“United States Dollars” and the symbol “US$” or the symbol “$” each mean dollars in lawful currency of the United States of America.

“VWAP” means Volume-Weighted Average Price, being the price per Share calculated by dividing (x) an amount equal to the total value of Shares traded during a particular time period, by (y) an amount equal to the total volume of Shares traded over that particular time period, which shall be based on the price and volume quotes provided by NASDAQ or such other applicable public stock exchange and published by Bloomberg, which amount shall be calculated by the Lender and deemed to be accurate absent manifest error.

“Work Program and Budget” means the detailed twelve-month work program for the exploration, development, management and operation of the Projects scheduled to be undertaken by the Credit Parties using the proceeds of the Loan, and the detailed budget relating to such activities as well as to all other general, administrative and others costs and expenses of the Credit Parties, as such work program and budget is updated, revised and amended from time to time with the consent of the Lender; the Work Program and Budget in effect as of the date hereof, which has been duly adopted by board of directors of each of the Credit Parties and approved by the Lender, is attached as Schedule 1.1(g) hereto.

“Year” means a calendar year.

1.2                               Accounting Principles.  All accounting terms not otherwise defined herein shall be construed, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with

GAAP applied on a basis consistent with the financial statements referred to in Section 6.1(g) except as specifically provided herein.

1.3                               Other Definitional Provisions; Date and Time References.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Schedules, the other Loan Documents and any certificate or other document made or delivered pursuant hereto.

(b)                                 The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)                                 The word “including” means “including without limitation” or “including, but not limited to,” and does not create or denote a limitation.

(e)                                  Unless otherwise expressly indicated, each reference to a time or date in any Loan Document shall be to the date and time in Denver, Colorado, United States of America.

1.4                               Currency Conversions.  For purposes of application of the provisions of this Agreement and the other Loan Documents, United States Dollars, Canadian Dollars and any other relevant currency amounts will be calculated and converted by the Lender, acting in good faith, by reference to the Exchange Rate.

ARTICLE 2

COMMITMENT; USE OF PROCEEDS; FEES; FUTURE EQUITY FINANCINGS

2.1                               Commitment.  Subject to all of the terms and conditions of this Agreement and subject to the satisfaction of the conditions precedent set forth herein, the Lender agrees to advance the Loan to the Borrower in one advance.  Any part of the Loan that has been repaid by the Borrower may not be re-borrowed and shall not be re-advanced to the Borrower.

2.2                               Borrowing Procedure and Funding.

(a)                                 The Borrower shall request the Loan by delivering to the Lender a written Notice of Borrowing signed by the Borrower, which shall be delivered to the Lender by no later than ten (10) Business Days (or such shorter period as may be agreed by the Lender) prior to the date of the requested borrowing (the “Borrowing Date”).  The Notice of Borrowing shall be irrevocable and shall specify: (i) that the Loan is requested by the Borrower, (ii) the Borrowing Date (which shall be a Business Day not less than ten (10) Business Days after delivery, or such shorter period as may be agreed by the Lender), and (iii) such other information and certifications as set forth in the form of Notice of Borrowing and as the Lender shall otherwise have reasonably requested.

(b)                                 Subject to the satisfaction of the conditions precedent set forth in Article 5, the Lender shall disburse the proceeds of the Loan to the Borrower by the deposit of funds directly to the Borrower’s Account.

2.3                               Loan Amount.  The Loan shall be advanced in a single advance of Five Million United States Dollars (US$5,000,000).  No Loan shall be advanced if a Default or Event of Default has occurred and is continuing (unless the Lender, in its sole discretion, has waived the relevant Default or Event of Default for the purpose of advancing the Loan).

2.4                               Repayment.  The principal amount of the Loan, together with interest thereon and all fees, costs and other amounts then owing, shall be due and payable in full on the Maturity Date.  The Borrower covenants and agrees to repay the Loan, together with interest thereon, in accordance with the terms of this Agreement.

2.5                               Use of Proceeds.  The Borrower will utilize the Loan solely for general working capital purposes in accordance with the Work Program and Budget, and the Borrower agrees to cause the other Credit Parties to utilize the Loan proceeds solely for the foregoing purpose.

2.6                               Establishment Fee.  The Borrower agrees to pay the Lender a fee for the establishment of the credit facility (the “Establishment Fee”) in the amount of One Hundred Sixty Thousand United States Dollars (US$160,000) payable in immediately available funds, or, at the option of the Lender, in Tradable Shares, which shall be delivered to the Lender by no later than the tenth (10th) Business Day following the Closing Date.  The number of Tradable Shares which are required to be delivered by the Borrower to the Lender in satisfaction of payment of the Establishment Fee shall be determined by the Lender by dividing (i) the Dollar amount of the Establishment Fee, by (ii) the Market Price on November 30, 2012.  The entire Establishment Fee is earned in full as of the Closing Date.  No portion of the Establishment Fee is refundable to the Borrower, in whole or in part, under any circumstance.

2.7                               Lender Participation in Equity Financings.  In consideration of the commitment of the Lender to make the Loan, the Credit Parties hereby irrevocably grant to the Lender the option and right, at any time and from time to time in the Lender’s sole discretion, so long as the Lender or any of Lender’s Affiliates, successors or related investment funds managed by RCF Management LLC holds any Shares or is a creditor of any Credit Party, to participate or to nominate any of the Lender’s Affiliates, successors or related investment funds managed by RCF Management LLC to participate in any Equity Financing, at the same price and on the same terms and conditions as offered to other investors in such Equity Financing, such participation to be on a pro rata basis as determined on a partially-diluted basis by reference to the Lender’s percentage interest in the Shares that the Lender holds or shall be deemed to hold at the time when an offer of participation is made, such that the Lender may maintain its partially-diluted percentage interest in the Shares, such right to be open for acceptance by the Lender for a period of twenty (20) Business Days from the date upon which Lender receives notice of the Equity Financing.  The Lender shall have the option and right, but no obligation or requirement, to participate in any such Equity Financing.  If the Lender elects to participate in such Equity Financing, the Lender shall participate in such Equity Financing on the same terms and conditions as other participants in such Equity Financing. Each Credit Party agrees to take any and all action and to obtain any and all approvals and consents, or to cause such action to be taken and such approvals and consents to be obtained, as is necessary or appropriate to allow the Lender to fully participate in any Equity Financing in accordance with the provisions of this paragraph.

2.8                               Private Placement of Shares.  Solely in the event that there are insufficient subscription rights available to the Lender (whether by exercise of its basic subscription right or its over-subscription privilege) to purchase $5,000,000 of Shares in the Rights Offering, immediately following the closing of the Rights Offering, the Borrower shall issue in a private placement to Lender, and the Lender shall subscribe for, that number of Shares equal to (i) (a) $5,000,000, minus (b) the aggregate subscription price paid by the Lender in the Rights Offering for Shares purchased therein, divided by (ii) the subscription price per whole Share set forth in the Rights Offering (such Shares, the “Private Placement Shares”). The Private Placement Shares shall be issued at a price per Share equal to the subscription price per whole Share set forth in the Rights Offering.

2.9                               No Fees or Commissions.  Neither the Borrower nor any other Credit Party has incurred, nor will they incur, directly or indirectly any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares to the Lender contemplated hereby.

2.10                        NASDAQ Compliance.  Notwithstanding any other provision of this Agreement, the Parties hereto agree that the number of Shares issued to the Lender with respect to payment of the Establishment Fee by the delivery of Shares, payment of interest on the Loan by the delivery of Interest Shares, the exercise by the Lender of its Equity Interest participation rights granted and set forth in Section 2.7 or the issuance of the Private Placement Shares shall not exceed, and shall be capped at, 19.99% of the total number of Shares outstanding prior to giving effect to any such issuance of Shares, unless or until Shareholder Approval has been obtained.  If the issuance of Shares to the Lender pursuant to any of the foregoing would result in the issuance of a number of Shares equal to or greater than 20% of the total number of Shares outstanding prior to giving effect to any such issuance of Shares, then: (a) the Borrower shall first issue that number of Shares to the Lender which will result in the aggregate number of Shares being issued to the Lender being equal to 19.99% of the total number of Shares outstanding prior to giving effect to such issuance of Shares; and (b) the Lender shall, at its sole discretion, notify the Borrower that the Borrower shall either (i) satisfy any remaining and unpaid Obligation by the payment to the Lender of sufficient immediately available funds in accordance with Section 3.4, or (ii) promptly call and hold a Shareholder Meeting to obtain Shareholder Approval for the issuance of Shares to the Lender in excess of 19.99% of the total number of Shares outstanding prior to giving effect to such issuance of Shares, which Shareholder Meeting shall be called and held in accordance with Section 7.19(e).

2.11                        Legend on Share Certificates.  The Lender consents to the placement of a legend on any certificate or other document evidencing the Shares issued pursuant to this Agreement substantially as set forth below, that such Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Lender is aware that the Borrower will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY BLUE SKY” OR STATE SECURITIES LAWS, AND THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

2.12                        Anti-Dilution Rights.  The Market Price and all Shares to be delivered to the Lender hereunder, whether as Interest Shares or otherwise, shall be adjusted to prevent dilution and to reflect changes in the Borrower’s capital structure, as further described in Schedule 2.10.

ARTICLE 3

PROCEDURE AND PAYMENT

3.1                               Interest.

(a)                                 General.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Applicable Interest Rate.  On each Interest Payment Date, the Borrower shall pay interest on the Loan with respect to each quarterly period ending on the Quarterly Date immediately prior to such Interest Payment Date at a rate of interest per annum equal to the Applicable Interest Rate based on a 360-day year.  Interest accruing at the Default Rate shall be payable on demand.  Accrued but unpaid interest shall be payable in full on the Maturity Date.

(b)                                 Default Interest.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Default Rate during all periods when any amounts payable by the Borrower as principal repayments, interest payments, expense payments or other amounts are due and payable hereunder, whether by acceleration or otherwise, but remain unpaid by the Borrower.  Without prejudice to the rights of the Lender under the preceding sentence, the Borrower shall indemnify the Lender against any direct loss or expense which the Lender may sustain or incur as a result of the failure by the Borrower to pay the Loan when due.  A certificate or other notice of the Lender submitted to the Borrower setting forth the basis for the determination of Default Rate interest due and of the amounts necessary to indemnify the Lender in respect of such loss or expense, shall constitute evidence of the accuracy of the information contained therein in the absence of error and, absent notice from the Borrower of such error, shall be conclusive and binding for all purposes.  Interest accruing at the Default Rate shall be payable on demand in immediately available funds in United States Dollars.

(c)                                  Payment of Interest by Delivery of Shares.  Provided that no Default or Event of Default has occurred and remains outstanding, the Borrower shall pay interest on the Loan by delivery of Tradable Shares (the “Interest Shares”) to the Lender on each Interest Payment Date.  At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower within three (3) Business Days prior to each Quarterly Date immediately prior to such Interest Payment Date, the Borrower shall pay interest on the Loan in United States Dollars.  The number of Interest Shares which are required to be delivered by the Borrower to the Lender in satisfaction of any interest payment payable by the delivery of Interest Shares shall be determined by the Lender by dividing (i) the Dollar amount of the interest on the Loan which is due as of the Quarterly Date immediately prior to such Interest Payment Date, by (ii) the Market Price on such Quarterly Date immediately prior to such Interest Payment Date.  Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due: (x) in Dollars or (y) by the applicable number of Interest Shares, as directed by the Lender, in either case, on or prior to the applicable Interest Payment Date.

(d)                                 Fractional Interests.  The Borrower shall not be required to issue fractional Interest Shares upon payment of interest on the Loan in Interest Shares.  If any fraction of a Share would, except for the provisions of this Section 3.1(d), be issuable upon payment of interest on the Loan in Interest Shares (or specified portion thereof), the Borrower shall issue to the Lender one (1) share for a fraction of a Interest Share greater than or equal to 0.50 and shall issue zero (0) shares for a fraction of a Interest Share less than 0.50.

3.2                               Repayment of the Loan.

(a)                                 Principal Repayment.  The Loan shall be due and payable in full on the Maturity Date.

(b)                                 Voluntary Prepayment.  Upon not less than five (5) Business Days’ prior written notice to the Lender, the Borrower may at any time prepay all or any portion of the Loan without penalty.  Upon the giving of notice of prepayment, which shall be irrevocable, the prepayment, together with all interest accrued through the prepayment date, shall be due and payable on the date set forth therein.  Any such voluntary prepayment of the Loan shall be in a minimum amount of One Million United States Dollars (US$1,000,000) or (if lower) the full amount of the Loan then outstanding.  Amounts prepaid by the Borrower may not be re-borrowed by the Borrower.

(c)                                  Mandatory Prepayment.

(i)                                     The Borrower will prepay the Loan or a portion thereof as provided in this Section 3.2(c)(i) together with accrued interest on such prepaid amount (A) in full upon acceleration of the due date thereof pursuant to Section 9.2; and (B) in full on the repayment date specified in a written notice received by the Borrower from the Lender stating that the Lender requires the Loan to be repaid as a result of the occurrence of a Repayment Event.

(ii)                                  Amounts prepaid by the Borrower may not be re-borrowed by the Borrower.

(d)                                 Payment of Interest by Delivery of Shares.  Provided that no Default or Event of Default has occurred and remains outstanding, the Borrower shall pay interest accrued through such prepayment date in Interest Shares.  At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower within three (3)

Business Days prior to the date for prepayment set forth in Sections 3.2(b) or 3.2(c) above (the “Prepayment Date”), the Borrower shall pay interest associated with such prepayment in Dollars.  The number of Interest Shares which are required to be delivered by the Borrower to the Lender in satisfaction of any interest payment payable by the delivery of Interest Shares shall be determined by the Lender by dividing (i) the Dollar amount of the interest on the portion of the Loan which is to be prepaid, by (ii) the Market Price as of the date immediately prior to the Prepayment Date.  Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due: (x) in Dollars on or prior to the Prepayment Date or (y) by the applicable number of Interest Shares on or prior to the Prepayment Date, in each case in the form directed by the Lender.

(e)                                  Illegality.  If the Lender shall notify the Borrower that a Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for the Lender to perform its obligations under this Agreement to maintain any Loan of the Lender then outstanding hereunder, the Borrower shall, no later than 11:00 a.m. (Denver, Colorado time) on or before the date that is the earlier of (i) the date that is thirty (30) days after such notice is provided, or (ii) the earliest date required by applicable Governmental Requirements or Change in Law, prepay all of the Loan made by the Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and breakage fees, if any, required to be paid by the Lender as a result of such prepayment being made on such date.

3.3                               Priority of Prepayments.  All prepayments made by the Borrower shall be applied first to any amounts (other than principal or interest) then payable by any Credit Party hereunder or under any other Loan Documents, then to accrued and unpaid interest on the Loan so prepaid, then to the principal amount of the Loan.

3.4                               Payments and Computations.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document, whether in respect of the Loan, interest or otherwise (other than interest or fee payments made by delivery of Shares), shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of United States Dollars in immediately available funds to the Lender’s Account, or such other account designated from time to time by notice from the Lender to the Borrower in writing at least two (2) Business Days before any such due date.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document of interest, fees or other amounts in Shares shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of one or more duly authorized and issued Share certificates evidencing the number of Shares then due, issued in the name of the Lender or such Affiliate of the Lender as designated by the Lender in writing.  All payments under this Agreement to be made by the delivery of Shares shall be made by the delivery of Tradable Shares.  All decisions with respect to the payment of interest, fees or other amounts under this Agreement by either (i) the delivery of Tradable Shares, or (ii) the payment of immediately available funds, shall be made by the Lender in its sole discretion.  For the purposes of converting any amount from or into United States Dollars or any other currency, the parties shall use the Exchange Rate.  All payments hereunder, whether by delivery of Shares or of United States Dollars, shall be made by the Borrower without set off, deduction, withholding or counterclaim not later than on the date when due.  Any payments received hereunder after the time and date specified in this Section 3.4 shall be deemed to have been received by the Lender on the next following Business Day.  All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of three hundred sixty (360) days.  Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

3.5                               Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)                                  subject the Lender to any Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to the Lender or the Issuing Lender in respect thereof; or

(iii)                               impose on the Lender any other condition, cost or expense affecting this Agreement or Loan made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. The Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.5, at the cost and expense of the Borrower.

(b)                                 Certificates for Reimbursement.  A certificate of an authorized officer of the Lender setting forth the amount or amounts necessary to compensate the Lender or the Lender’s Affiliate, as the case may be, as specified in paragraph (a) of this Section 3.5 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.  Contemporaneously with such certificate the Lender shall provide the Borrower with reasonable supporting evidence of the amounts claimed to be due from the Borrower to the Lender and the steps Lender took to minimize such amounts.

(c)                                  Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.5 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section 3.5 for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender notifies the

Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.6                               Taxes.

(a)                                 General.  Any and all payments and the delivery of any and all certificates, Shares, securities or other property or consideration by the Borrower or any other Credit Party hereunder shall be made in full, free and clear of and without deduction or withholding for any and all present or future taxes, levies, duties, imposts, assessments, deductions, charges, withholdings or other similar amounts, and all liabilities with respect thereto imposed on the Borrower or any Credit Party, other than Excluded Taxes (all such non-excluded taxes, levies, duties, imposts, assessments, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower or any other Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any such payment, certificate, Share, security or other property or consideration payable or deliverable hereunder to the Lender, (i) the sum payable and the certificates, Shares, securities and other property or consideration so deliverable shall, subject to applicable law, be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums, certificates, Shares, securities and other property or consideration payable or deliverable under this Section 3.6) the Lender receives an amount and certificates, Shares, securities and other property or consideration as the case may be equal to the amount and certificates, Shares, securities and other property or consideration it would have received had no such deductions or withholdings been made, (ii) the Borrower or the Credit Party shall make such deductions or withholdings and (iii) the Borrower or other Credit Party shall pay the full amount required to be deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and within the time for payment prescribed by applicable law.  If the Lender receives a credit against Excluded Taxes for any amounts deducted or withheld, the Lender shall deliver to the Borrower the amount of such credit.

(b)                                 Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp, sales, use or documentary taxes or any other excise or property taxes, charges, duties or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Loan Documents, or any Instrument contemplated thereby (hereinafter referred to as “Other Taxes”), other than Excluded Taxes.

(c)                                  Tax Indemnity.  The Borrower hereby indemnifies the Lender for, and agrees to hold the Lender harmless from, the full amount of all Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) and any liability, cost or amount (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d)                                 Payment of Taxes.  Within thirty (30) days after the date required for payment of any Taxes or Other Taxes required to be deducted or withheld by the Borrower in respect of any payment or delivery to the Lender, the Borrower will furnish to the Lender a form of evidence of payment thereof acceptable to the Lender in its sole discretion, acting reasonably.

(e)                                  Survival.  Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 3.6 shall survive the payment in full of the Loan, interest thereon and any other amounts due hereunder.

(f)                                   Further Assurances.  After receipt from the Borrower of each payment made pursuant to this Section 3.6, the Lender shall, if reasonably requested by the Borrower and at the Borrower’s cost and expense, submit and pursue any necessary applications to obtain any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable, to which the Lender may be entitled from the taxation authorities of any relevant taxing jurisdictions in respect of any payment of Taxes or Other Taxes referred to in this Section 3.6.  If any such refund shall be received or due payment of tax reduced by reason of such refund, credit, allowance, remission or deduction, the Lender shall, to the extent that it can do so without prejudice to its ability to retain the amount of such refund, credit, allowance, remission or deduction, promptly notify the Borrower thereof and account to the Borrower for an amount equal to the refund received or credit, allowance, remission or deduction given.

3.7                               Usury.  If any provision of this Agreement would oblige the Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” or a “usurious rate”, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of “interest” at a “criminal rate” or a “usurious rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(a)                                 first, by reducing the amount or rate of interest; and

(b)                                 thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Lender which would constitute interest under applicable Governmental Requirements.

ARTICLE 4

COLLATERAL SECURITY

4.1                               Security Documents.  As security for the due, prompt and complete repayment of the Loan and the payment of all other amounts due hereunder, and for the prompt and complete performance of all other Obligations, the Credit Parties shall execute and deliver to the Lender the Security Documents to which each of them is a party, in each case as and when contemplated by this Agreement or any other Loan Document.

4.2                               Recordings and Filings of Security Documents.  The Lender will record, register or file with or deliver to appropriate Governmental Authorities, account debtors or other Persons, the Security Documents, as necessary or appropriate, at the Borrower’s expense, together with all other Instruments necessary to establish, attach, protect or perfect the Liens of the Lender, each with the Agreed Priority over all other security interest holders and mortgages.

4.3                               Protection of Security Document Liens.  Each Credit Party hereby authorizes the Lender to file such financing statements and other agreements, documents, registrations, filings or Instruments with such Governmental Authorities in such jurisdictions as it reasonably determines to be desirable and to take such other actions as the Lender determines to be necessary or desirable to legalize, authenticate, protect, perfect and maintain the perfection of the Liens in the Collateral identified in the Security Documents.  The Credit Parties agree to cooperate with the Lender in delivering all share certificates and other certificates, if any, of Equity Interests pledged pursuant to a Security Document and in undertaking and completing all recordings, filings, registrations and other actions required in connection with the Security Documents, and the Credit Parties further agree to promptly take all such other actions as the Lender may reasonably determine to be necessary or appropriate to confirm, perfect, maintain and protect the perfection of the Liens granted by the Security Documents.

4.4                               Security Documents.  Each Credit Party hereby agrees that notwithstanding any provision of any other Loan Document to the contrary, the Liens created pursuant to the Security Documents shall secure all Obligations.  The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, or will be perfected security interests and Liens in accordance with the requirements specified in such Security Documents or elsewhere in this Agreement, each with the Agreed Priority.

4.5                               Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Credit Party (any such notice being expressly waived by the Borrower and the other Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Credit Party against any and all of the Obligations of any Credit Party now or hereafter existing, although such Obligations may be contingent and unmatured.  The Lender agrees promptly to notify the Borrower and the appropriate Credit Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 4.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

4.6                               Subordination of Certain Liens.  The Lender agrees to subordinate its Liens on the Collateral on terms and conditions acceptable to the Lender to be contained in a written subordination agreement reasonably acceptable to the Lender, and which terms will specifically not include any agreement on the part of the Lender to forego, delay or postpone payments due to the Lender (whether for principal, interest or other amounts), to Liens in favor of a third Person or Persons providing bona fide Debt Financing to a Credit Party to the extent reasonably necessary for the development and operation of a Project.  The provisions of this Section 4.6(b) pertain only to subordination by the Lender of its Liens with respect to the Collateral pertaining to a Project and the priority thereof and do not obligate the Lender to subordinate its rights to receive payments of principal, interest, fees and other amounts due hereunder as and when such amounts are or become due or to otherwise demand and obtain full performance of the Obligations.

ARTICLE 5

CONDITIONS PRECEDENT

5.1                               Conditions Precedent to the Loan.  The obligation of the Lender to advance the Loan is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent.

(a)                                 The Lender or its counsel shall have received the following, with each Instrument dated on or no more than three (3) days prior to the date of the proposed Loan (or as otherwise agreed by the Lender), and in form and substance as shall be satisfactory to the Lender:

(i)                                     this Agreement, duly executed by the Borrower and the applicable Credit Parties;

(ii)                                  the Promissory Note, duly executed by the Borrower, payable to the order of the Lender;

(iii)                               each of the Security Documents, each duly executed by the applicable Credit Party, together with any financing statements, filings or other Instruments for filing or registration, notarizations thereof, notices with respect thereto or other Instruments, including applicable estoppel letters, determined by the Lender, acting reasonably, to be necessary or desirable to establish, maintain and perfect the Liens established pursuant to the Security Documents;

(iv)                              to the extent not specifically referenced, each other Loan Document, duly executed by the applicable Credit Party or its Subsidiaries, as appropriate;

(v)                                 an Omnibus Certificate for each Credit Party, duly executed by an officer thereof, substantially in the form of Exhibit A hereto;

(vi)                              a Notice of Borrowing, duly executed by an officer of the Borrower, substantially in the form of Exhibit B hereto;

(vii)                           a certificate for each Credit Party from its jurisdiction of incorporation or organization confirming the due organization and good standing of such Credit Party in such jurisdiction, as applicable;

(viii)                        an opinion of legal counsel to the Credit Parties, in form and substance acceptable to the Lender, acting reasonably;

(ix)                              security legal opinions from legal counsel to each Credit Party, in form and substance acceptable to the Lender, pertaining to the validity of the Security Documents and the security interests granted thereby and the perfection of such security interests;

(x)                                 accurate and complete copies of the financial statements of the Credit Parties referred to in Section 6.1(g);

(xi)                              evidence satisfactory to the Lender that all Shares issuable pursuant to this Agreement have been authorized for issuance and all provisions pertaining to the issuance of Shares to the Lender contained in this Agreement comply with applicable Governmental Requirements, including applicable Securities Laws and that such issuance of Shares shall comply with applicable Governmental Requirements, including applicable Securities Laws; and

(xii)                           all such other approvals, opinions, documents or Instruments as the Lender may reasonably request.

(b)                                 all representations and warranties made by the Credit Parties herein and in any other Loan Document shall be true and correct;

(c)                                  all approvals, consents and authorizations of Governmental Authorities or other Persons required in connection with this Agreement and the other Loan Documents, if any, shall have been obtained and remain in effect;

(d)                                 there shall be no pending or threatened (in writing) action or proceeding before any Governmental Authority against or affecting any Credit Party or any Project which could reasonably be expected to have a Material Adverse Effect on any Credit Party;

(e)                                  the Borrower shall have delivered to the Lender a copy of the current Work Program and Budget, which has been approved by the Board of Directors of the Borrower and is in form and substance satisfactory to the Lender;

(f)                                   since December 31, 2011, there shall have been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on any Credit Party or on any Material Project;

(g)                                  the Lender shall have received, in form and substance satisfactory to the Lender, search results from all relevant jurisdictions wherein a Credit Party conducts business or owns property, pertaining to all Lien filings, registrations and records appearing in such jurisdiction, together with copies of any documents, filings and Instruments on file in such jurisdictions;

(h)                                 all data, reports, maps, surveys, financial statements, Instruments and other information requested by the Lender for its due diligence shall have been provided, and the Lender shall have completed its due diligence investigation of the Credit Parties and the Projects in scope, and with results, satisfactory to the Lender;

(i)                                     the Lender shall have received all internal investment committee approvals necessary to consummate the transactions contemplated by this Agreement;

(j)                                    the Lender shall be satisfied with the form of the Loan Documents;

(k)                                 the Credit Parties shall have made all public disclosures and submitted all applications, reports and information, and taken all other actions necessary, to comply fully with applicable Securities Laws, and the Lender shall have confirmed such compliance to its satisfaction;

(l)                                     each Credit Party has performed and complied with all agreements and conditions herein and in the other Loan Documents required to be performed and complied with on or prior to the date of the proposed Loan, except those agreements and conditions waived by the Lender;

(m)                             no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan;

(n)                                 there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated; and

(o)                                 all such other approvals, opinions, certificates, documents or Instruments as the Lender may reasonably request.

The Borrower’s tender of a Notice of Borrowing shall be deemed to constitute a representation and warranty by the Borrower as of the date of the Loan that the conditions precedent in paragraphs (a) through (o) of this Section 5.1 have been, and remain, satisfied.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1                               Representations and Warranties of the Credit Parties.  Each of the Credit Parties, for itself and on behalf of each of its Subsidiaries, hereby represents and warrants to the Lender as follows:

(a)                                 Qualification and Organization.  It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.  It is otherwise duly qualified to do business as a foreign corporation or other applicable entity in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to obtain such qualification could not reasonably be expected to result in a Material Adverse Effect. It is a corporation, partnership or a limited liability company, duly incorporated or organized (respectively), validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable.

(b)                                 Subsidiaries.  Except as disclosed in Schedule 6.1(b), the Credit Parties do not have any direct or indirect Subsidiaries.  Schedule 6.1(b) sets forth a true and complete description of the capital structure of each direct or indirect Subsidiary of the Borrower.

(c)                                  Authorization; No Conflict.  The execution, delivery and performance by it of this Agreement and of the other Loan Documents to which it is a party have been duly authorized by all necessary shareholder, manager, partner, member and corporate action on the part of such Credit Party or Subsidiary thereof and do not and will not (i) contravene the articles of incorporation, articles, charter or by-laws, operating agreement, notice of articles or similar constituent documents of such Credit Party or Subsidiary thereof; (ii) violate any provision of any Governmental Requirement, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Credit Party or Subsidiary thereof; (iii) result in a breach of or constitute a default under, or, except as set forth on Schedule 6.1(c), require the consent of any Person pursuant to, any Material Agreement to which any Credit Party or Subsidiary thereof is a party or by which any such Credit Party, any Subsidiary thereof or any of their respective properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien (other than Liens arising under the Security Documents) upon or with respect to any of the properties now owned by any Credit Party or any Subsidiary thereof and, to the knowledge of each Credit Party, no Credit Party or Subsidiary thereof is in default in any material respect under any such Governmental Requirement, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)                                 Governmental and Other Consents and Approvals.  Except as set forth on Schedule 6.1(d), no authorization or approval or other action by or consent of, and no notice to or filing or registration with, any Governmental Authority or any other Person is required (i) for the due execution and delivery of the Loan Documents, and the incurrence and due performance of, the financial obligations of the Credit Parties or any Subsidiary thereof under this Agreement or any other Loan Document, or (ii) except for ongoing filings obtained in the ordinary course of the Credit Parties’ business, for the due performance of all other Obligations of the Credit Parties or any Subsidiary thereof under this Agreement or any other Loan Document, except for such authorizations, approvals or other actions as have been obtained or notices or filings as have been made.

(e)                                  Binding Obligations.  This Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of each of the Credit Parties and/or each Subsidiary thereof that is a party thereto, enforceable against such Credit Party or Subsidiary thereof that is a party thereto in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect).

(f)                                   Litigation.  Except as set forth on Schedule 6.1(f), there is no claim, action, lawsuit, proceeding, arbitration or investigation pending or, to the knowledge of the Credit Parties, threatened in writing against or involving any Credit Party or any Subsidiary thereof or any Project or any portion thereof, which alleges the violation of any Governmental Requirement, or which questions the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant to this Agreement or any of the Loan Documents, which involves any Material Agreement, or which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on a Credit Party.

(g)                                  Financial Statements; No Material Adverse Change.  The audited consolidated balance sheet of the Borrower as of December 31, 2011, and the related unaudited consolidated statements of operations and deficits of the Borrower for the period then ended, and the unaudited consolidated balance sheet of the Borrower as of September 30, 2012 and the related unaudited statement of operations and deficits of the Borrower for the period then ended, copies of which have been furnished to the Lender and are attached hereto as Schedule 6.1(g), fairly present the consolidated financial condition in all material respects of the Borrower and the other Credit Parties as of such dates and the consolidated results of the operations of the Borrower and the other Credit Parties for the period ended on such dates, all in accordance with GAAP consistently applied.  Neither the Borrower nor any other Credit Party has any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such financial statements.  Since December 31, 2011, except as previously disclosed in writing to the Lender, neither the business, operations or prospects of the Borrower or any other Credit Party, nor any of its properties or assets, have been affected by any occurrence or development (whether or not insured against) which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on such Borrower or any Credit Party.

(h)                                 Other Agreements.  No Credit Party nor any Subsidiary thereof is a party to any indenture, loan or credit agreement or any lease or other agreement or Instrument (other than the Material Agreements) or subject to any charter or other corporate restriction which could reasonably be expected, upon a default thereunder or otherwise, to result in a Material Adverse Effect on a Credit Party.

(i)                                     Information Accurate.  All reports, certificates, status updates and other information delivered to the Lender are true, accurate and complete in all material respects.  None of the written information delivered to the Lender by any Credit Party or Subsidiary thereof in connection with this Agreement or the transactions contemplated hereby or in connection with the business of the Credit Parties or the Projects contains any material misstatement of fact or omits to state a material fact, and all projections contained in any such information, exhibits or reports, were based on information which, when delivered, was, to the knowledge of the Credit Parties, true and correct in all material respects as of the date thereof, and to the knowledge of the Credit Parties all calculations contained in such projections were accurate in all material respects, and such projections presented the then-current estimate of the future business, operations and affairs of such Credit Party or Subsidiary thereof and, since the date of the delivery of such projections, to the knowledge of the Credit Parties, except as disclosed in the financial statements delivered pursuant to Section 6.1(g) or as set forth on Schedule 6.1(i), there has been no change in the assumptions underlying such projections, or the basis therefor or the accuracy thereof which has had or could reasonably be expected to result in a Material Adverse Effect; provided, that with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  With respect to any information delivered to the Lender which was prepared by a third party, the Credit Parties only represent that the Credit Parties do not have knowledge that such information is inaccurate or incomplete in any material respect.

(j)                                    Title; Liens.

(i)                                     Each Credit Party and each Subsidiary thereof has good and marketable title to its owned real property and has valid rights to its leased property, including, in each case, the Properties, free and clear of Liens, except for Permitted Liens and except as disclosed on Schedule 6.1(j).  Schedule 1.1(f) describes each Credit Party’s ownership in, to and of each Property and identifies any joint venturers, partners or other Persons that own an interest in any Property.  Except as described in Schedule 6.1(j), a Credit Party owns an undivided one hundred percent (100%) of the beneficial and legal interest in each Property, free and clear of all Liens (subject only to Permitted Liens), royalties, production payments and other rights and interests of third parties, except as disclosed in Schedule 6.1(j), and the Credit Parties have good and marketable title thereto;

(ii)                                  Except as set forth on Schedule 6.1(j), there are no Royalties (of any kind or nature whatsoever, howsoever designated), production payments or other non-cost bearing interests in or to any Property or any Project;

(iii)                               All taxes, charges, rates, levies and assessments that, if unpaid, would create a Lien or charge on any Project or any other property of the Borrower, have been paid in full and will be paid in full, in each case prior to delinquency;

(iv)                              All contractors, subcontractors, agents and other Persons providing services, materials or labor on or for the benefit of any Project have been paid in a timely manner for all work performed or services, goods or labor provided, on or with respect thereto, except where such payments are subject to a bona fide dispute, which is being diligently pursued by a Credit Party pursuant to appropriate procedures;

(v)                                 Each Credit Party and each Subsidiary thereof has delivered or made available to the Lender all requested surveys, reports, core sample information, data and other information concerning the Projects and all assets, property and interests associated therewith, including the nature of the rights and interests thereto and therein owned by each Credit Party and each Subsidiary thereof, which is in the possession or control of any Credit Party or Subsidiary thereof or to which a Credit Party or Subsidiary thereof has access; and

(vi)                              The Security Documents create valid and effective Liens in and on the Collateral purported to be covered thereby, which Liens are currently (or will be upon the filing of appropriate Instruments with appropriate Governmental Authorities) perfected Liens with the Agreed Priority.

(k)                                 Capital Structure.  Each Credit Party and each Subsidiary thereof has the number of Equity Interests specified in Schedule 6.1(k).  All Equity Interests identified in such Schedule are duly and validly issued and are fully paid and non-assessable other than the Shares issuable upon the exercise of the options and warrants set forth on Schedule 6.1(k).  The Borrower has duly authorized sufficient Shares to permit the satisfaction of any obligation to issue Shares to the Lender as described herein (including with respect to the issuance of Shares with respect to the Interest Shares).  Except for such Shares, and as indicated in Schedule 6.1(k), neither the Borrower nor any Credit Party has any outstanding warrants, options, preferential rights or other obligations to issue additional shares or other Equity Interests, including any stock or securities convertible into or exercisable or exchangeable for any shares of its capital stock or any rights or options to purchase any of the foregoing, or to convert any existing Indebtedness to Equity Interests in a Credit Party.  Except as set forth on Schedule 6.1(k), no Credit Party or Subsidiary is a party to or subject to a shareholders agreement, voting agreement, proxy agreement, lock-up or other similar agreement with respect to the ownership or control of Equity Interests of a Credit Party or a Subsidiary of a Credit Party.

(l)                                     Material Agreements; Absence of Default.  The Material Agreements identified in Schedule 1.1(d) hereto include all of the contracts, agreements, leases, Instruments and other binding commitments and undertakings of each Credit Party and each Subsidiary thereof, the performance or breach of which could reasonably be expected to have a Material Adverse Effect on a Credit Party or any Subsidiary thereof, and the Borrower has provided the Lender with copies of each such Material Agreement.  No Credit Party nor any Subsidiary thereof is in material default under any of the Material Agreements, none of them has received any written notice of an asserted default thereunder from any other Person, and none of them has knowledge of a material breach by any counterparty thereto or the inability of any counterparty thereto to perform its obligations thereunder.

(m)                             Taxes and Other Payments.  Except for matters which could not reasonably be expected to have a Material Adverse Effect, each Credit Party and each Subsidiary thereof has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its respective properties and no claim for the same exists except as permitted hereunder, except any such Taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Credit Party or such Subsidiary, as applicable.

(n)                                 Environmental Laws.  Except as set forth in Schedule 6.1(n) hereto:

(i)                                     to the knowledge of each Credit Party, each Project has been owned, operated, leased and utilized in material compliance with all applicable Governmental Requirements, including Environmental Laws;

(ii)                                  there are no currently outstanding or, to the knowledge of each Credit Party pending, consent decrees, clean-up orders, mitigation orders, compliance orders, remediation orders or other material orders, decrees, judgments or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Project or any other property owned or held by the Borrower;

(iii)                               no Credit Party or any Subsidiary thereof has received any written notice of material violation, alleged material violation, material non-compliance, material notice of investigation, liability or potential material liability or request for information with respect to Environmental Laws or other environmental matters with regard to any Project or any other property owned or held by a Credit Party, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened; and

(iv)                              to the knowledge of each Credit Party, with respect to each Project or any other property owned or held by the Borrower, there have been no past (which have been adversely determined), and there are no pending or threatened, lawsuits, claims, complaints or governmental or judicial proceedings with respect to any alleged material violation of any Governmental Requirements, including Environmental Law.

(o)                                 Indebtedness.  Except as disclosed in Schedule 6.1(o) hereto or specifically identified in the financial statements identified in Section 6.1(g),  no Credit Party or any Subsidiary thereof has any existing intercompany Indebtedness in excess of $100,000, any Indebtedness for borrowed money, or any other Indebtedness.

(p)                                 Compliance with Laws, Etc.  Except as disclosed in Schedule 6.1(p), each Credit Party and each Subsidiary thereof is in compliance in all material respects with all Governmental Requirements, including Environmental Laws and Securities Laws, as applicable.  Except as disclosed in Schedule 6.1(p), each Project is in compliance in all material respect with all Governmental Requirements.

(q)                                 Operation of Projects.  The Credit Parties have heretofore made available to the Lender all feasibility studies and geological, reserve, resource, metallurgical, engineering and financial data and evaluations of the Projects prepared by or for the benefit of any Credit Party or otherwise in the possession of any Credit Party.  Except as set forth on Schedule 6.1(q), the Credit Parties are not aware of any inaccuracy or omission in such information which has had or could reasonably be expected to result in a Material Adverse Effect.  The Work Program and Budget has been developed by the Credit Parties in a prudent manner in accordance with standard industry practice, and the Credit Parties have no knowledge of any fact or state of affairs related thereto, or any defect or deficiency therein, which would cause it to be unable to undertake and complete the Work Program and Budget during the period and at the costs specified therein.

(r)                                    Foreign Corrupt Practices.  No Credit Party or, to the knowledge of any Credit Party, any Affiliate of a Credit Party or any Representative acting on behalf of a Credit Party or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or other similar Governmental Requirements applicable to any Credit Party; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)                                   Project Permits.  Except for permits, licenses, approvals, authorizations and consents which are to be obtained by a Credit Party or Subsidiary thereof from time to time in the ordinary course of business and the absence or delay of which has not had and could not reasonably be expected to have a Material Adverse Effect on the development or operation of any Material Project, all permits, licenses, approvals, authorizations and consents of Governmental Authorities which are necessary to undertake and conduct the business of the Credit Parties or any Subsidiary thereof as it is currently being conducted are identified in Schedule 6.1(s) hereto (collectively, the “Project Permits”).  All Project Permits necessary to undertake and conduct the activities contemplated by the Work Program and Budget have been obtained and are in full force and effect in accordance with their terms, free of material defaults, and no written notice alleging a breach or default under any of the Project Permits or challenging or questioning the validity of such Project Permit has been delivered, except to the extent disclosed to the Lender in Schedule 6.1(s).

(t)                                    Shares and Securities Representations.

(i)                                     The Shares to be issued to the Lender pursuant hereto and the issuance thereof have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.  The Shares are issued free and clear of any Lien, and the issuance of the Shares will not be subject to any preemptive or other similar right.

(ii)                                  The Borrower and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

(iii)                               The Shares are being offered and sold pursuant to the registration exemption provided by Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder.  The Borrower and its Affiliates have not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the offerings hereunder, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) of the Securities Act and knows of no reason why any such exemption would be otherwise unavailable to it. Neither the Borrower, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under any applicable listing rules and regulations which would impair the exemptions relied upon in the offerings hereunder or the Borrower’s ability to timely comply with its obligations hereunder, nor will the Borrower nor any of its Affiliates take any action or steps that would cause the offer or issuance of the Shares to be integrated with other offerings which would impair the exemptions relied upon in the offerings hereunder or the Borrower’s ability to timely comply with its obligations hereunder.  The Borrower will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares, which would impair the exemptions relied upon in the offerings hereunder or the

Borrower’s ability to timely comply with its obligations hereunder.  The Borrower’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower.  The board of directors of the Borrower has concluded in its good faith business judgment that the issuance of the Shares is in the best interests of the Borrower.  The Borrower specifically acknowledges that its obligation to issue the Shares, is binding upon the Borrower and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Borrower or parties entitled to receive equity of the Borrower.

(iv)                              There are no material disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise between the Borrower and the accountants and lawyers presently employed by the Borrower, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the closing of the offerings hereunder.

(v)                                 All Shares issued to the Lender pursuant to this Agreement and the transactions contemplated hereby will be subject to the Registration Rights Agreement and such Shares constitute “Registrable Securities” as defined therein.

(vi)                              Neither the Borrower nor any other Credit Party has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares contemplated hereby.  Neither the Borrower nor any other Credit Party believe that the Borrower will be liable for any brokerage or finder’s fees or agent’s commissions or any similar charges or fees with respect to the Lender’s participation in the Rights Offering.

(u)                                 Solvency.  As of the Closing Date, and after giving effect to the transactions contemplated hereby, the Credit Parties and their Subsidiaries: (i) are and will be solvent, (ii) have sufficient capital to carry on their business and transactions, and all business and transaction in which they are about to engage, and to pay their debts as they become due, (iii) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature, and (iv) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingent liabilities).

6.2                               Representations and Warranties of the Lender.  The Lender hereby represents and warrants to the Borrower that the following are true and correct as of the date of this Agreement and will be true and correct as of the date of the issuance of any Shares as provided hereunder as though made as of such date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

(a)                                 Risk of Loss.  The Lender recognizes that: (i) the acquisition of the Shares involves a high degree of risk, is speculative and only investors who can afford the loss of their entire investment should consider investing in the Borrower and/or the Shares; (ii) the Lender may not be able to liquidate its investment; (iii) transferability of the Shares is limited; and (iv) in the event of a disposition of the Shares, the Lender could sustain the loss of its entire investment.

(b)                                 Accredited Investor. The Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Lender agrees to furnish any additional information requested by the Borrower to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares.

(c)                                  Evaluation.

(i)                                     The Lender has such knowledge, skill and experience in business, financial and investment matters that the Lender is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Lender’s own professional advisors, to the extent that the Lender has deemed appropriate, the Lender has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement. The Lender has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Lender is able to bear the risks associated with an investment in the Shares.

(ii)                                  The Lender represents and warrants that the Lender has been furnished by the Borrower with all information regarding the Borrower and its Subsidiaries which the Lender, as well as its investment advisor, attorney and/or accountant, has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Borrower concerning the terms and conditions of the offering of the Shares hereunder, and has received any additional information which the Lender has requested concerning the terms and conditions of the offerings, the Borrower and its Subsidiaries.

(iii)                               The Lender has relied solely upon the information provided by the Borrower in making its decision to invest in the Shares and has not relied upon any other representation or other information (whether oral or written) from any other third party.

(d)                                 No General Solicitation. The Lender represents that no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Lender did not:  (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(e)                                  Shares Not Registered. The Lender understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Lender’s investment intention.  In this connection, the Lender hereby represents that the Lender is acquiring the Shares for its own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Shares to any other Person.

ARTICLE 7

AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

Until full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made), each of the Credit Parties shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 7.

7.1                               Compliance with Laws, Etc.  Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all applicable Governmental Requirements, including Environmental Laws, and each Credit Party shall own, operate and manage, and shall cause each of its Subsidiaries to own, operate and manage, the Projects in compliance in all material respects with all applicable Governmental Requirements, including Environmental Laws, other than, in either case, the Governmental Requirements identified on Schedule 7.1 and solely to the extent the applicable Credit Party or Subsidiary diligently disputes such Governmental Requirements in good faith and pursuant to appropriate procedures.  Each Credit Party shall pay, and shall cause each Credit Party and each Subsidiary thereof to pay, all Taxes, assessments, and governmental charges imposed upon them or their respective property before the same become delinquent, except to the extent contested in good faith and adequately reserved for in accordance with GAAP to such Credit Party or Subsidiary thereof.

7.2                               Project Permits.  Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Project Permits.  Each Credit Party shall own, operate and use, and shall cause each of its Subsidiaries to own, operate and use, each Material Project in compliance with the Project Permits in all material respects.  Each Credit Party shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to obtain all Project Permits, and the Credit Parties shall maintain, and shall cause each of its Subsidiaries to maintain, all Project Permits in full force and effect, except as identified in Schedule 7.2.

7.3                               Reporting Requirements.  The Credit Parties shall deliver to the Lender the reports, information, notices and certificates set forth below:

(a)                                 Monthly Reports.  As soon as practicable, but in any event no later than thirty (30) days after the end of each Month, the Credit Parties shall submit to the Lender a report concerning the Credit Parties and the Projects during the preceding Month, in form and content satisfactory to the Lender, to include a summary description of actions taken with respect to the Projects during the prior Month, a description of actual expenditures (as compared to the Work Program and Budget) and such other data and information reasonably requested by the Lender.

(b)                                 Quarterly Financial Information.  As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Borrower (other than the fourth fiscal quarter in any fiscal year), the Borrower shall deliver to the Lender a consolidated unaudited balance sheet of the Borrower, each as of the end of such quarter and unaudited statements of consolidated income, cash flow and retained earnings of the Borrower for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter.

(c)                                  Annual Financial Information.  As soon as available and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of the Borrower as of the end of such year and consolidated statements of income, cash flow and retained earnings of the Borrower for such year audited by Hein & Associates LLP or other independent registered accountants reasonably acceptable to the Lender, acting reasonably.

(d)                                 Litigation; Claims.  Promptly after initiation thereof or receipt of notice with respect thereto, notice of any claims, proceedings, litigation or material disputes by, against, or otherwise involving any Credit Party or any Subsidiary thereof, or any Project, or other litigation which could reasonably be expected to have a Material Adverse Effect on any Credit Party or any Subsidiary thereof, together with copies of the court filings or other documents associated therewith.

(e)                                  Securities Law and Exchange Filings.  All annual information forms, proxy circulars, material change reports, prospectuses and other filings by the Borrower or any other Credit Party with Governmental Authorities in respect of securities matters and compliance with Securities Laws, and all material filings with any public stock exchange upon which the Shares are traded.

(f)                                   Material Agreements.  Promptly after receipt thereof, copies of any notices of default or claims of material breach received or sent by any Credit Party or any Subsidiary thereof, pertaining to any of the Material Agreements or any Project, and, promptly after receipt thereof, copies of all Material Agreements entered into by the Borrower after the date of this Agreement.

(g)                                  Environmental Matters.  Promptly after the filing or receipt thereof, copies of (i) all new Project Permits, together with a description thereof and (ii) all claims by and notices with or from any Governmental Authority or any other Person alleging material noncompliance with or violation of Environmental Laws or Project Permits and any correspondence in response thereto.

(h)                                 Changes in Capital Structure.  The Credit Parties shall promptly provide the Lender with prior written notice of any change in the number and ownership of Equity Interests of each Credit Party (other than the Borrower), including an updated Schedule 6.1(k) to replace the Schedule 6.1(k) provided to the Lender on the date of this Agreement.

(i)                                     Other Information; Updated Schedules.  Such other certificates, reports, data, and information respecting the condition or operations, financial or otherwise, of any Credit Party or any Subsidiary thereof or the Projects as the Lender may from time to time reasonably request.

7.4                               Inspection.  At any reasonable time during normal business hours and from time to time, on reasonable notice, each Credit Party shall permit, and shall cause each of its Subsidiaries to permit, the Lender and its Representatives to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, each Credit Party and each Subsidiary thereof (including the Projects) and to discuss the affairs, finances and accounts of each Credit Party or any Subsidiary thereof with any Representative of a Credit Party or any Subsidiary thereof.  If no Default or Event of Default has occurred and is continuing, the Lender may visit and inspect the Projects once per year at the expense of the Credit Parties.  If no Default or Event of Default has occurred and is continuing, the cost and expense of visits and inspections by the Lender and its Representatives, other than as stated herein, shall be for the account of the Lender.  At any time when a Default or Event of Default has occurred and is continuing, the cost and expense of all site visits and inspections by the Lender or its Representatives shall be for the account of the Credit Parties.  No Credit Party will be responsible for injuries to or damages suffered by Representatives of the Lender while visiting the properties of a Credit Party or a Subsidiary thereof (including the Projects) if such injuries or damages are caused by or directly result from the gross negligence or willful misconduct of the Lender or its Representatives.

7.5                               Maintenance of Insurance.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, with respect to its assets and business generally and with respect to the Projects, insurance with responsible and reputable insurance companies or associations that covers liabilities, property damage or loss and other risks in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations engaged in the same or similar businesses.  By no later than January 17, 2013, each of the Borrower’s insurance policies, excluding the Borrower’s director and officer insurance policies, shall name the Lender as loss payee or additional insured, as appropriate, and shall contain an endorsement providing that such insurance cannot be terminated or amended without at least thirty (30) days prior notice to the Lender, and the Borrower shall have provided certificates of issuing insurance companies or brokers, confirming compliance by the Credit Parties with the insurance requirements set forth in this Section 7.5.

7.6                               Keeping of Records and Books of Account.  Each Credit Party shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries shall be made reflecting all financial transactions of each Credit Party and each Subsidiary thereof, and with respect to each Credit Party and each Subsidiary thereof on a consolidated basis, the foregoing shall be in accordance with GAAP to each Credit Party and each Subsidiary thereof at such point in time, and in each case, consistently applied.

7.7                               Preservation of Existence, Etc.  Each Credit Party shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its respective corporate existence, rights, franchises and privileges in the jurisdiction of their incorporation or formation; and, each Credit Party will qualify and remain qualified, and will cause each of its Subsidiaries to qualify and remain qualified, as a foreign entity in each jurisdiction in which such qualification is necessary in view of their business and operations or the ownership of their properties.  Each Credit Party will comply, and will cause each of its Subsidiaries to comply, with all applicable material Governmental Requirements and all material Securities Laws, concerning disclosure of matters relevant to such Persons and their properties; and, each Credit Party will timely file, and will cause each of its Subsidiaries to timely file, full and complete reports concerning their business and operations as required by such Governmental Requirements and Securities Laws.

7.8                               Conduct of Business.  Each Credit Party shall engage solely, and will cause each Credit Party and each of its Subsidiaries to engage solely, in the business of developing and operating the Projects, and other activities incident thereto, in accordance with generally accepted industry practices.  Each Credit Party shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to develop, manage, operate and use the Projects in accordance with prudent industry practices and with the Work Program and Budget.

7.9                               Notice of Default.  The Borrower shall furnish to the Lender as soon as possible and in any event within three (3) Business Days after the occurrence of each Event of Default or Default continuing on the date of such statement, a statement of the president or chief financial officer of the Borrower, setting forth the details of such Event of Default or Default, and the action which the Borrower proposes to take with respect thereto.

7.10                        Defense of Title and Rights.  Each Credit Party shall preserve and defend, and shall cause each of its Subsidiaries to preserve and defend, its respective ownership of all right, title and interest in and to the Properties and the Projects, and its other material assets, property and rights as such title is represented and warranted in Section 6.1(j).  Each Credit Party shall defend, and shall cause each other Credit Party and each Subsidiary thereof to defend, the Liens in favor of the Lender under the Security Documents, and the Credit Parties shall maintain and preserve, and shall cause the other Credit Parties and each Subsidiary thereof to maintain and preserve, such Liens as perfected Liens with their Agreed Priority.

7.11                        Material Agreements.  Each Credit Party shall comply with, and shall cause each other Credit Party and each Subsidiary thereof to comply with, the terms and conditions of each of the Material Agreements except where any non-compliance could not reasonably be expected to cause a material default under such Material Agreement or to have a Material Adverse Effect.

7.12                        Maintenance of Unissued Shares.  The Borrower will at all times maintain sufficient authorized but unissued Shares to meet its obligations hereunder, and all Shares issued to the Lender hereunder shall be Tradable Shares.

7.13                        Participation on the Borrower’s Board of Directors.  At all times (i) while any Obligation (other than contingent indemnification Obligations for which no claim has been made) remains outstanding and this Agreement remains in effect or (ii) while the Lender and its Affiliates hold Shares, which in the aggregate on a partially diluted basis (as described below) exceed ten percent (10%) of all Shares issued and outstanding, the Lender will be entitled to nominate qualified individuals to serve on the Board of Directors of the Borrower as follows:

(A) so long as any Obligation (other than contingent indemnification Obligations for which no claim has been made) remains outstanding and this Agreement remains in effect, the Lender will be entitled to nominate one (1) qualified individual to serve on the Board of Directors of the Borrower, (B) so long as the Lender and its Affiliates hold Shares, which in the aggregate on a partially diluted basis (as described below) exceed ten percent (10%) of all Shares issued and outstanding, the Lender will be entitled to nominate one (1) qualified individual to serve on the Board of Directors of the Borrower, and (C)  so long as the Lender and its Affiliates hold Shares, which in the aggregate on a partially diluted basis (as described below) exceed twenty five percent (25%) of all Shares issued and outstanding, the Lender will be entitled to nominate a total of two (2) qualified individuals to serve on the Board of Directors of the Borrower.  For the avoidance of doubt, all qualified individuals nominated by the Lender to serve on the Board of Directors (each, a “Lender Nominee”) shall be selected exclusively by the Lender without consultation with or approval by the Borrower.  The Borrower, the other Credit Parties, and the management and directors of the Borrower will, subject to Governmental Requirements and Securities Laws, use best efforts to cause each Lender Nominee to be elected to the Board of Directors as soon as practicable after such nomination is received by the Borrower, including recommending such nominee to fill any vacancy and having such nominee be part of the management’s or the governance committee’s recommended slate of directors for election to the Board of Directors of the Borrower.  The right of the Lender to have representation on the Board of Directors of the Borrower may be exercised at any time and from time to time. For any determination made under this Section 7.13(a) of the Lender’s percentage ownership of issued and outstanding Shares, the parties shall assume (x) the full application of the Loan for the issuance of Shares, and (y) the payment of all interest and fees due hereunder in Shares.

7.14                        Authorized Disclosure of Confidential Information; Restrictions.  The Lender will keep all Confidential Information confidential and not disclose it to any third Person, except that Confidential Information may be disclosed (i) to an individual nominated by the Lender to serve on the Board of Directors (each, a “Lender Nominee”) or any Representatives or Affiliate of the Lender (each, a “Permitted Third Party”) (it being understood that the Permitted Third Party to whom such disclosure is made will first be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (ii) to the extent required by any Governmental Authority or any Governmental Requirement; (iii) in connection with the exercise of any rights or remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (iv) subject to an agreement containing provisions substantially the same as those of this Section 7.14, to any assignee or any prospective assignee of the Lender to which the Lender may assign any of its rights or obligations under this Agreement; or (v) with the prior written consent of the Borrower.  “Confidential Information” means all information received from any Credit Party (regardless of whether such information was received before or after the Closing Date), relating to any Credit Party or its business, whether disclosed verbally or in writing, learned thereby, including confidential, proprietary and material non-public information. “Confidential Information” shall not include any information that (x) is in the possession of the Lender or a Permitted Third Party prior to disclosure by a Credit Party; (y) is in the public domain prior to disclosure to the Lender or a Permitted Third Party; or (z) lawfully enters the public domain through no violation of this Section 7.13 after disclosure to the Lender or any Permitted Third Party.  The Lender acknowledges and agrees that it is aware, and it shall advise each Permitted Third Party who is informed as to the matters which are the subject of this Agreement, that it is receiving information of the Credit Parties that may include material non-public information and that applicable Securities Laws may impose restrictions on trading securities when in possession of such information and on communicating such information to any other person. Any Lender Nominee or any Representative of the Lender who attends a meeting of the Board of Directors of the Borrower or any other Credit Party shall be permitted, and each Credit Party hereby acknowledges its authorization, to disclose any Confidential Information to the Lender and any other Permitted Third Party for the purposes of managing the Lender’s investment.

7.15                        Public Announcements.  The Credit Parties will consult with the Lender prior to issuing any press release or other public announcement regarding this Agreement, the Lender (or any of its Affiliates) or the transactions contemplated hereby.  The Credit Parties shall not make or issue any public announcement, press release, public statement or other public filing or issuance with respect to this Agreement, the transactions contemplated hereby, or the Lender (or any of its Affiliates), without the prior review, comment and approval of the Lender; provided, that if such public announcement, press release, public statement or other public filing or issuance is required by applicable Governmental Requirements, then the Lender shall not unreasonably withhold or delay its consent.  The party proposing to make an announcement, press release, public statement or other public filing shall provide a copy of any such proposed public announcement, press release, public statement or other public filing or issuance to the Lender for review and comment, and the party proposing to issue any of the foregoing shall use its commercially reasonable efforts to provide such document to the Lender at least two (2) Business Days prior to release.  The Credit Parties agree to incorporate any reasonable comments or changes proposed by the Lender.  Any comments provided by the Lender shall not be considered certification by such party as to the accuracy, veracity or completeness of the information contained in such public announcement, press release, public statement or other public filing or issuance, or a confirmation or certification by the Lender that the content of such document complies with Securities Laws or other applicable Governmental Requirements.

7.16                        Additional Guarantors.  Each Credit Party shall ensure that on or prior to any Person becoming a Subsidiary of a Credit Party:

(i)                                     each such Person shall execute and deliver a Guarantee in favour of the Lender and shall join this Agreement as a Credit Party;

(ii)                                  each such Person shall execute and deliver a Security Agreement;

(iii)                               each such Person shall execute and deliver such other Security Documents in favour of the Lender and grant such other security interests in favour of the Lender as the Lender may require;

(iv)                              the Lender shall have received evidence of registration or other perfection of all Security Documents in such jurisdictions as may be necessary or appropriate to ensure that such Security Documents create legal, valid, binding, enforceable security interests with the Agreed Priority;

(v)                                 the Lender shall have received all discharges, subordination agreements, waivers, confirmations and estoppels as the Lender may require to ensure that all Obligations are secured by Liens with the Agreed Priority on the property and assets of such Person; and

(vi)                              the Lender shall have received such other documents, certificates and Instruments as the Lender may request;

with each of the foregoing in form and substance satisfactory to the Lender.

7.17                        Shares Delivered to the Lender.  All Shares issued and delivered to the Lender, whether as Interest Shares or otherwise, shall be (a) fully paid, duly issued and non-assessable; (b) issued by the Borrower in original certificates reflecting the Lender (or its designee) as the owner thereof; (c) free and clear of all Liens and other claims of right or interest by any third Person and shall be free and clear of other contractual restrictions or obligations (other than those agreed to and entered into by the Lender); (d) covered by and subject to the Registration Rights Agreement; and (e) upon registration in accordance with the Registration Rights Agreement, such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing.

7.18                        Amendment of Investor Agreements.  The Borrower and the other Credit Parties agree to amend the Investor Agreements, in form and substance reasonably acceptable to the Lender, in order to address and incorporate the provisions of this Agreement that will survive the repayment of the Loan and to cooperate with the Lender in undertaking and completing such amendments.

7.19                        Shareholder Meeting; NASDAQ Compliance.

(a)                                 The Borrower shall, and shall cause the other Credit Parties to, comply with all applicable Securities Laws.

(b)                                 The Borrower shall, and shall cause the other Credit Parties to, comply with all applicable NASDAQ rules and policies, including NASDAQ quantitative and qualitative continued listing requirements, and the Borrower shall maintain its listing on NASDAQ in good standing.

(c)                                  The Borrower shall use its best efforts to call and hold a Shareholder Meeting by no later than January 18, 2013, in order to approve a reverse stock split in a proportion necessary to meet the NASDAQ financial requirements listing standards and to maintain its listing on NASDAQ in good standing.

(d)                                 The Borrower shall, and the other Credit Parties shall cause the Borrower to: (i) do all things that may be required in order to obtain all consents and approvals that are necessary to perform the Borrower’s obligations under this Agreement, including the issuance of Shares to the Lender, and (ii) use its best efforts to pursue and obtain Shareholder Approval, if required by Securities Laws, for the issuance of Tradable Shares to the Lender pursuant to this Agreement and the transactions contemplated hereby.

(e)                                  In the case of any Shareholder Approval, such best efforts shall include the following: (i) preparing and dispatching a proxy, notice of meeting and explanatory information or similar communication to shareholders in accordance with Securities Laws (collectively, the “Meeting Materials”) and using its best efforts to ensure that the Borrower’s Board of Directors (other than any director nominated by the Lender) unanimously recommends the approval and adoption of the Shareholder Approval and that such recommendation is included in the Meeting Materials; (ii) including in the Meeting Materials for the Shareholder Approval an approval for the issuance of Shares to the Lender; (iii) giving the Lender a reasonable opportunity to review and comment on an advanced draft of the Meeting Materials and consult in good faith with the Lender in relation to any comments the Lender may have on the Meeting Materials, provided that all information relating solely to the Lender included in the Meeting Materials must be in a form satisfactory to the Lender; (iv) taking all lawful actions to solicit and encourage Shareholder Approval; (v) pursuing and obtaining voting agreements, proxies or other similar Instruments from the management and directors of the Borrower (other than any director nominated by the Lender) with respect to supporting the adoption and approval of the Shareholder Approval and voting their Shares (and all Shares owned or controlled by an Affiliate of such director) in favour of the resolution for the Shareholder Approval; (vi) including a statement in the Meeting Materials stating that the directors (other than any director nominated by the Lender) intend to vote their Shares (and all Shares owned or controlled by an Affiliate of such director) in favour of the resolution for the Shareholder Approval; and (vii) calling and holding a Shareholder Meeting, including Shareholder Approval on the agenda for the Shareholder Meeting, and taking all lawful actions to encourage adoption of the Shareholder Approval at such Shareholder Meeting.

ARTICLE 8

NEGATIVE COVENANTS OF THE CREDIT PARTIES

Until the full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made), each of the Credit Parties shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 8.

8.1                               Indebtedness.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, create, incur, assume, agree to or suffer to exist, any Indebtedness, except (a) Indebtedness hereunder; (b) Indebtedness secured by Liens permitted by Section 8.2, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (c) Indebtedness existing on the date hereof disclosed to the Lender on Schedule 6.1(o) hereto, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (d) unsecured account trade payables, bank overdrafts and other similar unsecured Indebtedness incurred in the ordinary course of business, so long as such amounts are not overdue or delinquent; and (e) unsecured Indebtedness of a Credit Party owing to any other Credit Party.

8.2                               Liens, Etc.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, create, grant, incur, assume, agree to or suffer to exist any Lien upon or with respect to any of its properties or assets, including any portion of the

Properties or its interest in the Projects or any other real or personal property or assets of any Credit Party or any Subsidiary of a Credit Party, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom (other than with respect to the sale of mineral production from the Projects), except:

(a)                                 Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(b)                                 Liens imposed by law, such as carriers, warehousemen and mechanics’ liens and other similar liens arising in the ordinary course of business associated with amounts not yet due and payable, or which are being diligently disputed by any Credit Party in good faith and pursuant to appropriate procedures;

(c)                                  Liens of purchase money mortgages and other security interests on equipment acquired, leased or held by any Credit Party (including equipment held by any such Person as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of or rental payments with respect to such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other security interest shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced;

(d)                                 Liens outstanding on the date hereof and described in Schedule 6.1(j) hereto;

(e)                                  Liens arising under the Security Documents;

(f)                                   cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure workmen’s compensation, unemployment insurance, surety or appeal bonds, reclamation bonds, costs of litigation (when required by law), public and statutory obligations, Liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar Liens where such amounts are not yet due and payable or which are being diligently disputed by any Credit Party in good faith and pursuant to appropriate procedures; and

(g)                                  Liens given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrower.

Notwithstanding the foregoing, if a Credit Party shall grant or allow a Lien on any of its properties or assets in violation of this Section 8.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such properties or assets to and in favor of the Lender, to the extent that such a Lien has not already been granted to the Lender.

8.3                               Assumptions, Guarantees, Etc. of Indebtedness of Other Persons.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Indebtedness of any other Person, except (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) in connection with Indebtedness contemplated by Section 8.1(e).

8.4                               Liquidation; Merger; Change in Ownership.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, liquidate or dissolve, or enter into any consolidation or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by such Credit Party or Subsidiary thereof of all or substantially all of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes substantially all of such assets, or enter into any agreement with respect to the foregoing or agree to do or undertake any of the foregoing.

8.5                               Restrictive and Inconsistent Agreements.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, enter into any agreement or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by any Credit Party of its Obligations under the Loan Documents or any Material Agreement.

8.6                               Burdens on Production.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, grant, sell, transfer, assign or convey, directly or indirectly, to any Person any Royalty (of any kind or nature whatsoever, howsoever designated), production payment or other non-cost bearing interests in or to any Property or any Project, other than the Royalties listed in Schedule 6.1(j).

8.7                               Investments in Other Persons.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly: (a) make any loan or advance of credit (other than as contemplated by the Work Program and Budget, or approved capital expenditures and exploration expenses, or from the Borrower to a Credit Party) to any Person utilizing the Loan proceeds or (b) purchase or otherwise acquire the capital stock, indebtedness, obligations of, or any interest in, any Person (other than readily marketable direct obligations of the United States of America and certificates of time deposit issued by a commercial bank of recognized standing operating in the United States of America, or other investment grade instruments reasonably approved by the Lender).

8.8                               Sale of Project Assets.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, sell, transfer, assign or otherwise dispose of any of their respective material assets or properties (or any material portion thereof), including any assets or properties related to any Project.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, directly or indirectly, enter into or agree to any Streaming

Transaction, offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in Metals produced at or from any Project, without the prior written approval of the Lender.

8.9                               Acquisitions.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, purchase or acquire any Equity Interests of any Person, or purchase or acquire all or substantially all the assets of any Person, or purchase or acquire a division or business of any Person.

8.10                        Dividends.  Other than subscription rights distributed in connection with the Rights Offering, no Credit Party shall declare, accrue or pay any dividends, whether in cash or in Equity Interests, while any Loan or any other amount hereunder remains outstanding and unpaid.

8.11                        Work Program and Budget.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, materially amend, modify, supplement or revise the Work Program and Budget without the prior consent of the Lender.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, make, agree to make, accrue or incur any expenditure of any nature whatsoever, or any commitment therefor, in excess of US$50,000 individually, or $250,000 in the aggregate, unless such expenditure is included and described in the Work Program and Budget.

8.12                        Material Agreements.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, (a) enter into or agree to enter into any Material Agreement, or (b) modify, amend or knowingly waive any material rights with respect to any Material Agreement to which any such Person is a party, in each case without the prior written consent of the Lender, not to be unreasonably withheld, conditioned or delayed.

8.13                        Limitation on Hedging.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, enter into any Hedge Contract without the prior written consent of the Lender, not to be unreasonably withheld.

8.14                        Transactions with Affiliates.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, sell, lease, assign or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with or make any payments to, any Affiliate or any officer or employee of a Credit Party or a Subsidiary of a Credit Party; provided, however that a Credit Party or Subsidiary may engage in such a transaction so long as (a) it is entered into and completed in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or Subsidiary than could be obtained on an arm’s-length basis from unrelated parties, (b) it does not remove any property or asset from the coverage of any Security Document in favour of the Lender or otherwise have a material adverse effect on any Collateral or any Security Document, and (c) the Credit Parties have provided written notice thereof to the Lender.

8.15                        New Subsidiaries.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, organize or acquire any Subsidiary.  In the event the Lender consents to the organization or acquisition of a Subsidiary by a Credit Party, (a) the Borrower shall provide the Lender with written notice thereof and an updated Schedule 6.1(b) to replace the Schedule 6.1(b)

provided to the Lender on the date of this Agreement; and (b) each Credit Party and each new Subsidiary of a Credit Party shall execute and deliver such Security Documents and other Instruments reasonably requested by the Lender.

8.16                        Use of Loan Proceeds.  No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, use the proceeds of any Loan, or any portion thereof, for any purpose other than as expressly set forth in Section 2.5 hereof.

ARTICLE 9

EVENTS OF DEFAULT

9.1                               Event of Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)                                 Nonpayment.  The Borrower shall fail to repay the Loan as and when due hereunder (whether at stated maturity, by prepayment, on demand or otherwise), or shall fail to pay interest hereunder when due (whether on a payment date, by prepayment, on demand or otherwise), or shall fail to pay any other amount due hereunder when due (whether on the date when due, by prepayment, on demand or otherwise).

(b)                                 Specific Defaults.  The Borrower or any other Credit Party shall fail to observe or perform any of its covenants contained in Sections 7.13, 7.15, 7.16, 7.17, 7.18 or 7.19 or Article 8 of this Agreement.

(c)                                  Other Defaults.  The Borrower or any other Credit Party shall fail to observe or perform any of its covenants contained in this Agreement or any other Loan Document, other than the covenants referred to in clauses (a) and (b) above, and such Borrower or Credit Party has not remedied such default within ten (10) days after written notice of default has been given by the Lender to the Borrower.

(d)                                 Representation or Warranty.  Any representations or warranty made by any Credit Party under or in connection with this Agreement, or the other Loan Documents shall prove to have been incorrect in any material respect when made.

(e)                                  Cross-Default.  A default shall occur under (i) any Loan Document, (ii) any Material Agreement (subject to applicable cure periods thereunder, if any), or (iii) any agreement or Instrument pertaining to Indebtedness permitted by Section 8.1 in excess of One Hundred Thousand United States Dollars (US$100,000); or any Credit Party shall fail to pay any Indebtedness in excess of One Hundred Thousand United States Dollars (US$100,000) (or equivalent in other currencies) in principal amount (but excluding Indebtedness included in the Obligations), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such default or failure to pay is not being contested by such Credit Party in good faith;  or, any other default under any agreement or Instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or Instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such default or event shall be waived by the holders or trustees of such

Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(f)                                   Bankruptcy; Insolvency.  (i) Any Credit Party shall initiate or commence any case, proceeding or other action (A) under any existing or future Bankruptcy Law, or otherwise seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, administrator, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(g)                                  Judgments.  A final judgment or order for the payment of money in excess of US$100,000 (or equivalent in other currencies) shall be rendered against any Credit Party and either; (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of twenty (20) consecutive days.

(h)                                 Security Interest.  Any Security Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or the terms hereof, cease to create a valid and perfected Lien having the Agreed Priority with respect to any of the Collateral purported to be covered thereby, or a Credit Party shall so state or claim in writing.

(i)                                     Expropriation/Condemnation.  An Expropriation Event shall have occurred.

(j)                                    Regulatory Action.  Any Governmental Authority shall take any action with respect to a Credit Party, or with respect to any Material Project or any Collateral subject to the Security Documents, which could reasonably be expected to have a Material Adverse Effect on a Credit Party or a Material Project or the ability of the Borrower to repay the Loan or to meet its other Obligations in a timely manner unless such action is set aside, dismissed or withdrawn within twenty (20) days of its institution or such action is being contested in good faith, its effect is stayed during such contest and the Credit Parties are allowed to continue development of such Material Project during such period in accordance with the Work Program and Budget.  A material breach or default under any Project Permit shall occur, or, other than as set forth on Schedule 9.1(j), any such Project Permit is voided, rescinded, cancelled, terminated or not reissued, and as a result thereof, the Credit Party is required to cease or delay a material operation in the Material Project affected by such action or such action otherwise has a Material Adverse Effect on such Material Project.

(k)                                 Cessation of Project Operations.  Any Material Project, or any material portion thereof, shall be abandoned or terminated, or development or operation of any Material Project shall be terminated or reduced materially from the level of exploration, development, operation and use contemplated by the Work Program and Budget.

(l)                                     Material Adverse Change.  A change in the business, financial condition or prospects of any Credit Party or any Material Project occurs, which has had, or could be reasonably expected to have, a Material Adverse Effect.

(m)                             Change of Control.  A Change of Control shall have occurred.

(n)                                 Delisting; Suspension.  The Borrower’s Shares shall be suspended or delisted from NASDAQ.

(o)                                 Event of Default Under Investor Agreements.  A default, event of default or breach on the part of the Borrower or any Credit Party shall have occurred under any Investor Agreement.

9.2                               Remedies Upon Event of Default.

(a)                                 Termination of Obligations.  Upon the occurrence of an Event of Default specified in Section 9.1(f) of this Agreement, all obligations of the Lender hereunder shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.   In the case of any Event of Default specified in Section 9.1 (other than Section 9.1(f)), upon notice by the Lender to the Borrower of the Lender’s election to declare the Borrower in default, then the obligations of the Lender hereunder shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.  The date on which such notice is sent or, in the case of an Event of Default specified in Section 9.1(f) of this Agreement, the date of such Event of Default, shall be the “Date of Default.”

(b)                                 Acceleration upon Notice.  Upon the Date of Default and upon notice from the Lender of an Event of Default specified in Section 9.1 (other than Section 9.1(f)), the Loan, together with all interest thereon and all other amounts owed by the Borrower hereunder to the Lender, shall be accelerated and become immediately due and payable in full.

(c)                                  Acceleration without Notice.  Immediately and automatically upon the occurrence of an Event of Default specified in Section 9.1(f), without delivery of any notice by the Lender, the Loan and all amounts owed by the Borrower hereunder shall be automatically accelerated and immediately due and payable on the Date of Default.

(d)                                 Availability of Rights and Remedies.  Upon the occurrence of an Event of Default, all of the rights and remedies provided to the Lender in this Agreement, each of the

Security Documents, and each other Loan Document shall immediately become available to the Lender, and the Lender shall have all other rights and remedies available at law or in equity.

(e)                                  Cumulative Rights and Remedies.  All rights and remedies of the Lender set out in this Agreement, the Security Documents, the other Loan Documents and otherwise available at law or in equity are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right or remedy is in addition to every other right and remedy contained in this Agreement, the Security Documents and the other Loan Documents, or in any existing or future agreement, or now or in the future existing at law, in equity, by statute or otherwise.

(f)                                   Waiver of Presentment.  Except as expressly provided above in this Section 9.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  From and after the Date of Default, interest on the Loan shall accrue at the Default Rate and shall be payable on demand.

(g)                                  Specific Performance; Special Remedies.  The Credit Parties acknowledge and agree that any failure of the Credit Parties to comply with this Agreement will cause irreparable harm and injury and that the remedy at law for any breach or threatened breach of any such provision will be inadequate and, accordingly, the Lender shall, in addition to all other rights and remedies that the Lender may have, be entitled, with or without notice to the Credit Parties, to seek an injunction or temporary restraining order to prevent such breach or threatened breach and to enforce specifically the terms and provisions of this Agreement.  Injunctive relief, temporary restraining orders and specific performance may be imposed and enforced judicially or by arbitrators.  Such remedies are cumulative and not exclusive and are in addition to all other remedies available to the Lender under this Agreement, the other Loan Documents or otherwise.

ARTICLE 10

MISCELLANEOUS

10.1                        Amendments, Etc.  Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by any Credit Party or the Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and, in the case of any amendment, by the Credit Parties and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2                        Notices; Etc.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and transmitted to the following address or facsimile:

if to the Borrower or Guarantors:

Uranium Resources, Inc.

405 State Highway Bypass 121

Building A, Suite 110

Lewisville, Texas 75067

Attention:                 Thomas H. Ehrlich

Phone:                                  (972) 219-3330

Facsimile:                 (972) 219-3311

E-Mail:                               thehrlich@uraniumresources.com

and if to the Lender:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado 80202

Attention:                 Cassie Boggs

Facsimile:                 (720) 946-1450

E-Mail:                               cjb@rcflp.com

or, as to each Party, at such other address or number as shall be designated by such Party in a written notice to the other.  All notices, requests, demands or other communications to or upon the respective Parties hereto shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) when delivered by hand, upon receipt; (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, upon transmission; (c) the Business Day immediately following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; or (e) when delivered by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request, demand or communication transmitted by e-mail is not sent during the normal business hours of the recipient, such notice, request or demand shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Notices delivered to the Lender pursuant to Articles 2 or 3 hereof shall not be effective until actually received by the Lender.  Each Credit Party agrees that any notice, request, demand or communication delivered to the Borrower in accordance with the terms of this Section 10.2 shall constitute and be deemed delivery of such notice, request, demand or communication to each Credit Party.

10.3                        No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.4                        Costs, Expenses and Taxes.  The Borrower and the other Credit Parties agree to pay on demand all reasonable costs and expenses of the Lender in connection with the negotiation, preparation, execution, and delivery of this Agreement, the other Loan Documents and the other documents and Instruments to be delivered hereunder, including, without limitation the reasonable fees and expenses of all legal counsel and independent consultants to the Lender and all other out-of-pocket expenses of the Lender up to US$100,000.  The Borrower and the other Credit Parties agree to pay on demand all actual, out of pocket reasonable costs and expenses of the Lender in connection with the administration of this Agreement and the other Loan Documents,  including the reasonable costs and expenses incurred by the Lender in connection with one (1) annual site visit by the Lender to the Projects per year, and all reasonable costs and expenses, if any, in connection with the protection of the Lender’s rights with respect to and the enforcement of this Agreement, the other Loan Documents and the other documents to be delivered hereunder (whether incurred before, during or after commencement of any bankruptcy, reorganization or insolvency actions pertaining to a Credit Party).  All such expenses will be itemized in reasonable detail.  In addition, the Borrower and the other Credit Parties agree to pay any and all stamp, mortgage recording and other Taxes, filing fees, duties or charges payable or determined to be payable in connection with the execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, and the Borrower and the other Credit Parties agree to indemnify and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes, filing fees or charges.  The Borrower and the other Credit Parties acknowledge that they shall pay all aforementioned costs, expenses and taxes regardless of whether any Loan is advanced.

10.5                        Indemnification.  The Borrower and each other Credit Party agree to indemnify the Lender and each of the Lender’s Affiliates and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and Representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against, and to defend and hold each of the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, assessments, charges, claims, Taxes and Other Taxes (other than Excluded Taxes), expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of (a) this Agreement or any other Loan Document or any Instrument contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or (b) a breach or default (whether or not constituting a Default or Event of Default) by any Credit Party, or (c) any action or proceeding brought by or against an Indemnified Person due to its entering into or being a party to any Loan Document or by reason of its exercising or performing, or causing the exercise or performance of, any right, power, obligation or action under any Loan Document, whether or not related to the enforcement of any Loan Document, or (d) any act or omission of a Credit Party, or (e) the business or operations of any Credit Party or the ownership, management, administration or operation of the Projects, any Property or any other property of any Credit Party, except, in each case, with respect to Losses arising entirely out of the gross negligence or willful misconduct of the Lender or such Indemnified Party.  This Section 10.5 shall survive the repayment of the Obligations, the repayment of the Promissory Note and the termination of this Agreement.

10.6        Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Credit Parties, the Lender and their respective permitted successors and assigns.  The Borrower shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Lender.  The Lender shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Borrower, except that, subject to Governmental Requirements, the Lender may, at any time, without the consent of the Borrower, assign to its respective successors and Affiliates all or any part of this Agreement, the other Loan Documents and its Loan, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to the Borrower as it would have had if it were the Lender hereunder.

10.7        Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

10.8        Dispute Resolution; Arbitration.  Each Party hereby waives the right to trial by jury with respect to any Dispute between or among the Parties or their Subsidiaries with respect to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, and each Party agrees to pursue and resolve any such Dispute in accordance with the terms and provisions set forth in Schedule 10.8, including resolution by binding arbitration as described in Schedule 10.8.  Interim, provisional and other judicial measures and remedies shall be available to the Parties as described in Schedule 10.8.

10.9        Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

10.10      Inconsistent Provisions.  In the event of any conflict between this Agreement and any of the other Loan Documents, the provisions of this Agreement shall govern and be controlling.

10.11      Severability.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Lender in its sole discretion.

10.12      Governing Language.  For all purposes, this English language version of this Agreement shall be the original, governing instrument and understanding of the parties.  In the event of any conflict between this English language version of the Agreement and any subsequent translation into any other language, this English language version shall govern and control.

10.13      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of any Loan.

10.14      Entire Agreement; Schedules and Exhibits.  The Schedules to this Agreement and the Exhibits to this Agreement form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

10.15      Further Assurances.  Each Credit Party shall execute, acknowledge and deliver to the Lender such other and further documents, certificates and Instruments and do or cause to be done such other acts as the Lender reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Lender hereunder, promptly upon request of the Lender, including the execution and delivery of any and all documents, certificates and Instruments which are necessary or advisable to create, protect, maintain or perfect in favor of the Lender, Liens on all Collateral of the Credit Parties.

10.16      Credit Party Joint and Several Liability.

(a)           The Borrower and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each Credit Party has a direct, tangible and immediate impact on the success of the other Credit Parties.  Each Guarantor will derive substantial direct and indirect benefit from the extension of the Loan to the Borrower hereunder.  Each Guarantor waives any right to revoke, terminate or suspend its Guarantee and acknowledges that it entered into such Guarantee in contemplation of the benefits that it would receive by this Agreement.

(b)           Each of the Credit Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Credit Parties and in consideration of the undertakings of each of the Credit Parties to accept joint and several liability for the obligations of each of them.  Each of the Credit Parties jointly and severally hereby irrevocably and unconditionally accepts joint, several and primary liability with the other Credit Parties with respect to the payment and performance of all of the Obligations.  To the extent that any of the Credit Parties shall fail to make any payment or performance with respect to any of the Obligations, then the other Credit Parties will do so, when and as due.

(c)           Each Guarantor agrees that its obligation with respect to the full, prompt and complete payment and performance when due of the Loan and the Obligations is as a primary obligor and not merely as a surety.  In furtherance of the foregoing, each Guarantor hereby irrevocably and unconditionally agrees to pay, indemnify, save and hold harmless, and defend the Lender, its successors and assigns, and each of its respective directors, officers, partners, managers, members, shareholders, owners, employees, affiliates, representatives and advisors from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Obligations or any Loan Document) be imposed on, incurred by or asserted against any such indemnified person, in any way relating to, in connection with or arising out of this Agreement, any other Loan Document and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee), including with respect to the repayment of the Loan, all interest thereon, all fees associated therewith and all other amounts due under this Agreement and the Promissory Note, in each case in compliance with the terms and conditions of this Agreement and the Promissory Note.  The indemnification obligations of each Guarantor under this paragraph shall survive the payment in full of the Agreement and the other Loan Documents and the termination and release of its Guarantee and this Agreement.

10.17      Acknowledgements.  Each of the parties hereto hereby acknowledges that:

(a)           it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document;

(b)           this Agreement and the other Loan Documents shall not be construed against any party or more favourably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(c)           the Lender has no fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement or any other agreement, arrangement, Instrument or investment, and the relationship between the Lender, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

(d)           neither this Agreement nor any other Loan Document to which any Credit Party and the Lender is a party creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist, between the Lender and the Borrower or between the Lender and any other Credit Party;

(e)           the Lender is and has been acting solely as a principal and the Lender has not been, is not, and will not be, acting as an advisor, agent or fiduciary for the Borrower or any Credit Party;

(f)            the Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Credit Parties and their Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower, the Credit Parties or their Affiliates; and

(g)           no Credit Party will claim that any Lender has rendered advisory services of any nature or with respect to, or owes a fiduciary or similar duty to, any Credit Party in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the process leading thereto.

remainder of this page intentionally blank

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

URANIUM RESOURCES, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

GUARANTORS:

URI, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

HYDRO RESOURCES, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

URI MINERALS, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

BELT LINE RESOURCES, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

Signature Page to Bridge Loan Agreement

URANCO INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

HRI-CHURCHROCK, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

URI NEUTRON HOLDINGS I, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

URI NEUTRON HOLDINGS II, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

HYDRO RESTORATION CORPORATION

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

Signature Page to Bridge Loan Agreement

NEUTRON ENERGY, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

CIBOLA RESOURCES LLC

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer and Chief Financial Officer

Signature Page to Bridge Loan Agreement

LENDER:

RESOURCE CAPITAL FUND V L.P.

By:	Resource Capital Associates V L.P.,
General Partner

	By:	RCA V GP Ltd.,
General Partner

	By:	/s/ Catherine J. Boggs
Catherine J. Boggs,
General Counsel

Signature Page to Bridge Loan Agreement

EXHIBIT A

FORM OF OMNIBUS CERTIFICATE

I, Thomas H. Ehrlich, Vice President, Secretary, Treasurer and Chief Financial Officer of each of Uranium Resources, Inc., a Delaware corporation (the “Borrower”), URI, Inc., a Delaware corporation (“URI”), Hydro Resources, Inc., a Delaware corporation (“Hydro Resources”), URI Minerals, Inc., a Delaware corporation (“URI Minerals”), Hydro Restoration Corporation, a Delaware corporation (“Hydro Restoration”), Belt Line Resources, Inc., a Texas corporation (“Belt Line”), Uranco, Inc., a Delaware corporation (“Uranco”), HRI-Churchrock, Inc., a Delaware corporation (“HRI”), URI Neutron Holdings I, Inc., a Delaware corporation (“Neutron Holdings I”), URI Neutron Holdings II, Inc., a Delaware corporation (“Neutron Holdings II”), Neutron Energy, Inc., a Nevada corporation (“Neutron”), and Cibola Resources LLC, a Delaware limited liability company (“Cibola” and together with the Borrower, URI, Hydro Resources, URI Minerals, Hydro Restoration, Belt Line, Uranco, HRI, Neutron Holdings I, Neutron Holdings II and Neutron, the “Credit Parties”), for and on behalf of each Credit Party and without personal liability, DO HEREBY CERTIFY to Resource Capital Fund V L.P. (the “Lender”), in the undersigned’s capacity as Vice President, Secretary, Treasurer and Chief Financial Officer of each Credit Party, that:

1.              This Certificate is furnished pursuant to the Bridge Loan Agreement (the “Loan Agreement”) dated December 17, 2012, among the Borrower, as the borrower, those Subsidiaries from time to time party thereto, as the guarantors, and the Lender, as the lender.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Loan Agreement.

2.              I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to fully inform myself of the matters addressed in this Certificate and to make the statements below, and I have furnished this Certificate with the intent that it may be relied upon by the Lender as a basis for the consummation of the transactions contemplated by the Loan Agreement.

3.              A true and complete copy of the Certificate of Incorporation, Articles of Incorporation or Certificate of Formation, as applicable, of each Credit Party (the “Articles”) are attached to this Certificate and marked as Attachments I-A through I-L.  The Articles are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken to amend, supplement, surrender or cancel the Articles.

4.              A true and complete copy of the By-laws of each Credit Party other than Cibola (collectively, the “By-laws”) is attached to this Certificate as Attachments II-A through II-K. The By-laws are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken or are pending to amend, supplement, revoke or repeal any of the By-laws.

5.              Attached hereto as Attachments III-A through III-E is a true, correct and complete copy of resolutions duly adopted by the Board of Directors or the Sole Member and Manager, as applicable, of the Borrower dated November 26, 2012 and each other Credit Party on December 17, 2012, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and the Loan Agreement and the other

Loan Documents to be executed by the Credit Parties are in substantially the form of such documents submitted to and approved by the Board of Directors or Sole Member and Manager, as applicable, of each Credit Party in such resolutions.

6.              Attached hereto as Attachments IV-A through IV-L is a copy of a certificate of good standing or existence, as applicable, of each Credit Party as of a recent date by the Secretary of State of its jurisdiction of incorporation or organization, as applicable. No Credit Party has taken any action to terminate its corporate or limited liability existence, as applicable, since the date hereof.

7.              The persons named in Attachment V attached hereto are duly elected officers of each Credit Party holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

8.              No steps or proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of the dissolution of such Credit Party. As at the date hereof, no Credit Party has taken any steps to terminate its existence or to change its existence in any way (including, without limitation, by way of reorganization, amalgamation, merger, arrangement or continuation in another jurisdiction) and no such steps are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

9.              No Credit Party is insolvent and no acts or proceedings have been taken by or against any Credit Party in connection with, no Credit Party has received any notice in respect of, no Credit Party is in the course of, and no proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of, the liquidation, winding-up, dissolution, bankruptcy, insolvency, reorganization or receivership of such Credit Party or the cancellation, termination or revocation of its articles, and no such acts or proceedings are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

10.       All approvals, consents and authorizations of Governmental Authorities, the shareholders or members of each Credit Party, as applicable, or other Persons required in connection with the Loan Agreement and the other Loan Documents have been obtained and are in effect.

11.       Each Credit Party’s principal place of business and its chief executive office and principal place of residence is located in the State of Texas.

12.       Each Credit Party has performed and complied with all agreements and conditions in the Loan Agreement and the other Loan Documents required to be performed and complied with on or prior to the date hereof, except those agreements and conditions waived by Lender.

13.       No Default or Event of Default exists under the Loan Agreement or any other Loan Document or will exist under the Loan Agreement or any other Loan Document upon the advance of the Loan to the Company thereunder and the consummation of the transactions contemplated thereby.

14.       The representations and warranties of the Credit Parties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof.

15.       There is no pending or, to the knowledge of the undersigned, threatened action or proceeding before any Governmental Authority against or affecting any Credit Party or any Project which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

16.       Since December 31, 2011, there has been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on any Credit Party.

EXHIBIT B

FORM OF NOTICE OF BORROWING

TO:                         Resource Capital Funds V L.P.

1400 Sixteenth Street, Suite 200

Denver, CO 80202

DATE:  December 17, 2012

This Notice of Borrowing is delivered pursuant to that certain Bridge Loan Agreement (as it may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated December 17, 2012 by and among Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, as the borrower (“Borrower”), those Subsidiaries of the Borrower from time to time party thereto, as guarantors, and Resource Capital Fund V L.P., as the lender (“Lender”).

Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings assigned to such terms in the Loan Agreement.

This Notice of Borrowing is irrevocable and represents the Borrower’s request to borrow the Loan, and the following information is provided pursuant to Section 2.2(a) of the Loan Agreement.

1. Date of Requested Borrowing:	December 18, 2012

2. Amount of Requested Loan:	$5,000,000.00

3. Proposed Use of Borrowing:	General working capital purposes in accordance with the Work Program and Budget

The distribution of the Loan requested hereby may be made for the credit of the Borrower to the Borrower’s Account by wire transfer of the funds to:

Name of Bank:

Address of Bank:

Account Name:

Account Number:

ABA Number:

The Borrower and the undersigned officer to the best of his knowledge in his capacity as an officer of the Borrower, each certifies that:

(a)                                 the representations and warranties made by the Credit Parties in the Loan Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Loan Agreement are true and correct on and as of the date set forth above as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)                                 no Default or Event of Default has occurred and is continuing on the date set forth above or will occur after giving effect to the Loan;

(c)                                  there does not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of the Loan Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated;

(d)                                 no Borrower, Guarantor or any Project has incurred or suffered a Material Adverse Effect; and

(e)                                  all conditions set forth in Section 2.2 and Section 5.1 of the Loan Agreement have been, and shall remain, satisfied; the Borrower hereby certifies the satisfaction of all such conditions precedent (that have not been waived by the Lender in its sole discretion) by its delivery of this Notice of Borrowing.

EXHIBIT C

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”) is made as of December 17, 2012 by URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”) and the Guarantor Debtors (defined below) from time to time party hereto (with the Borrower and the Guarantor Debtors being collectively and individually referred to as the “Debtor”)  in favor and for the benefit of RESOURCE CAPITAL FUND V L.P. (with its successors and assigns, the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Bridge Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among the Borrower, as the borrower, those Subsidiaries of the Borrower from time to time party thereto, as guarantors, and the Secured Party, as the lender, the Secured Party has agreed to make a loan to the Borrower (the “Loan”) to be used by the Borrower as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to such terms in the Loan Agreement.

B.                                    Pursuant to that certain Guarantee of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Guarantee”) each Guarantor Debtor unconditionally and irrevocably guaranteed the repayment and performance of the Loan Agreement and the other Loan Documents, as more particularly described therein.

C.                                    Each Guarantee Debtor is a direct or indirect wholly-owned Subsidiary of the Borrower.  Each Guarantee Debtor expects to derive substantial direct and indirect benefit from the Loan Agreement, the amounts made available under the Loan Agreement and from such financial and other support as the Borrower may in the future provide to such Guarantor Debtor.  The Guarantor Debtors and the Borrower are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each of them has a direct, tangible and immediate impact on the success of the other.  Each Guarantee Debtor is interest in and will be financially benefited by the business success of the Borrower and has entered into this Agreement and the other Loan Documents for legitimate business purposes.

D.                                    It is a condition precedent to the Secured Party entering into and maintaining the Loan Agreement and to making the Loan thereunder that each Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Loan Agreement and the other Loan Documents, all as more fully described herein.

E.                                     In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by each Debtor to the Secured Party, and as a condition to the Secured Party entering into the Loan

Agreement and making the Loan to the Borrower, each Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor and the Secured Party hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1                               Definitions.

(a)                                 Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)                                 The following terms shall have the following meanings:

“Agreed Priority”  means with respect to this Agreement and each Lien made in favour of the Secured Party, a senior, perfected, first priority Lien in favour of the Secured Party, meaning that such Agreement and Lien are prior in right to any other Lien (other than Permitted Liens) in, on, or to the Collateral which is purported to be covered thereby.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” means all of the personal property of each Debtor, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(i)                                     all Accounts;

(ii)                                  all As-Extracted Collateral;

(iii)                               all Chattel Paper;

(iv)                              all Commercial Tort Claims;

(v)                                 all Commodity Accounts;

(vi)                              all Commodity Contracts;

(vii)                           all Deposit Accounts;

(viii)                        all Documents;

(ix)                              all Equipment;

(x)                                 all Fixtures;

(xi)                              all General Intangibles;

(xii)                           all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(xiii)                        all Instruments;

(xiv)                       all Intellectual Property;

(xv)                          all Inventory;

(xvi)                       all Investment Property;

(xvii)                    all Letter-of-Credit Rights;

(xviii)                 all Promissory Notes;

(xix)                       all Software;

(xx)                          all other personal property not otherwise described above;

(xxi)                       all books and records pertaining to the Collateral; and

(xxii)                    to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, the Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and each Debtor agrees to take all actions necessary in the reasonable judgment of the Secured Party, if any, to perfect such security interest.

“Debtor” means, collectively, the Borrower and the Guarantor Debtors.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that such Debtor is validly prohibited from granting a security interest in such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Applicable Securities Legislation) of any Governmental Entity.

“Guarantee” shall have the meaning assigned to such term in the Recitals.

“Guarantor Debtors” means, collectively, each Guarantor that is a party to this Agreement from time to time, including, without limitation, URI, Inc., a Delaware corporation, Hydro Resources, Inc., a Delaware corporation, URI Minerals, Inc., a Delaware corporation, Hydro Restoration Corporation, a Delaware corporation, Belt Line Resources, Inc., a Texas corporation, Uranco, Inc., a Delaware corporation, HRI-Churchrock, Inc., a Delaware corporation, URI Neutron Holdings I, Inc., a Delaware corporation, URI Neutron Holdings II, Inc., a Delaware corporation, Neutron Energy, Inc., a Nevada corporation, Cibola Resources LLC, a Delaware limited liability company.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.11.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan Agreement” shall have the meaning assigned to such term in the Recitals.

“Losses” shall have the meaning assigned to such term in Section 8.11.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall mean the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, indemnifications,

responsibilities and obligations, monetary and otherwise, due to Secured Party under the Loan Agreement, this Agreement or any other Loan Document (extending to all principal amounts, interest, late charges, fees, prepayment fees, early termination fees, costs and all other charges, sums and amounts, as well as all costs and expenses payable by the Credit Parties under the Loan Agreement, this Agreement and any other Loan Document), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, joint or several, arising as principal, guarantor, surety, accommodation party or otherwise, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.

“Obligor” shall mean individually and collectively, each Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Repayment Account” shall have the meaning assigned to such term in Section 7.1(g).

“Secured Party” shall have the meaning assigned to such term in the Preamble hereof.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral.

(c)                                  The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement. Capitalized terms used but not otherwise defined herein that are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

(d)                                 The Secured Party and each Debtor agree that the Schedules hereof and all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST AND OBLIGATIONS

2.1                               Security Interest.

(a)                                 As collateral security for the prompt and complete payment and performance in full of all of the Obligations, each Debtor hereby assigns, pledges and grants to the Secured Party a Lien on and continuing security interest in and to, and pledge and assignment of, all of the right, title and interest of such Debtor in, to and under the Collateral.

(b)                                 From and after the Closing Date, each Debtor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license, contract, instrument, General Intangible or other agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license, contract, instrument, General Intangible or other agreement in favor of the Secured Party without the prior written consent of the Secured Party.

(c)                                  The Secured Party’s security interest shall continually exist until all Obligations have been paid and performed in full.

2.2                               Filings.  Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto covering the Collateral that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other Governmental Requirements, including (a) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor, and (b) any financing or continuation statements or other documents or instruments, without the signature of such Debtor where permitted by law.  Each Debtor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party. Each Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.  Each Debtor waives receipt of any such financing statements that are registered by the Secured Party and any confirmation of registration.

ARTICLE III
Perfection; further assurances

3.1                               Further Assurances and Corrective Instruments.  Each Debtor shall promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such additional things, deeds, assurances, documents, acknowledgments, certificates and instruments and to take such further acts as the Secured Party may in its judgment deem necessary or appropriate to (a) protect, maintain and preserve the Collateral; (b) protect, maintain and preserve the Secured Party’s security interest in the Collateral; and (c) protect, vest in and assure to the Secured Party its rights or remedies hereunder or in any of the Collateral and the perfection and priority of its rights therein, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the Secured Party has a security interest therein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Debtor hereby makes the representations and warranties set forth in the Loan Agreement as they relate to the Debtors, the Collateral or to the Loan Documents to which such Debtor is a party, each of which is incorporated herein as if set forth herein, and each Debtor further represents and warrants as follows:

4.1                               State of Incorporation, Legal Name and Identification Number.  Each Debtor’s name as it appears in official filings in the state of organization, all prior names of such Debtor during the past five years, as they appeared from time to time in official filings in the state of its incorporation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s state of organization or a statement that no such number has been issued, such Debtor’s state of organization, the location of such Debtor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory or other Collateral is stored or located and other premises where Collateral is stored or located (except with respect to Collateral in transit), and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

4.2                               Filings.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents or, with respect to personal property described herein which can be perfected under Article 9 of the UCC by filing a financing statement, the perfection of the security interests granted hereby, except the filings referred to in Schedule 2.

4.3                               No Contravention.  The execution, delivery and performance of this Agreement and the granting of a Lien in favor of the Secured Party pursuant hereto will not violate any requirement of Law or any contractual obligation of any Debtor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any requirement of Law or any such contractual obligation (other than the Liens created by the Loan Documents).

4.4                               Ownership of Property and No Other Liens.  Each Debtor has good title to, or a valid leasehold interest in, all the Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for Permitted Liens. No person other than the Secured Party has control or possession of all or any part of the Collateral, except as permitted by the Loan Agreement.

4.5                               Valid Security Interest.  This Agreement creates, in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon the making of the filings described in Section 2.2 and the filing of any continuation statements required by the UCC, the Secured Party will have and will continue to have as security for the Obligations a valid and perfected Lien, with the Agreed Priority, on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third parties whatsoever, except for Permitted Liens.  Except for the filing of UCC financing statements and the delivery of the certificates and other instruments provided in Section 3.1 and Section 5.5, and the execution of any control agreement, no action is necessary to create, perfect or protect the security interests created in the Collateral.  Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (a) the execution, delivery and performance of this Agreement, (b) the creation or perfection of the Security Interests created hereunder in the Collateral or (c) the enforcement of the rights of the Secured Party hereunder.  If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for such Debtor to enter into and perform its obligations hereunder have been obtained.

4.6                               No Transfer of Collateral.  Except as permitted by the Loan Agreement, each Debtor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except for the Permitted Liens.

4.7                               Commercial Purpose.  This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the UCC. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes and no Deposit Account is used primarily for personal, family or household purposes.

4.8                               Patents, Trademarks, etc.  Each Debtor owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.  As of the date hereof, each Debtor does not have any interest in, or title to, any patent, trademark or registered copyright.

4.9                               Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Entity or any other person therefor, then, upon the reasonable request of the Secured Party, each Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

4.10                        Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Debtor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Secured Party in respect of the Collateral, which may be perfected by filing a UCC financing statement, have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  Each Debtor agrees that at the sole cost and expense of such Debtor, such Debtor will take all actions necessary and otherwise cooperate with Secured Party to maintain the security interest created by this Agreement in the Collateral as a perfected security interest, with the Agreed Priority, to the extent required hereunder.

4.11                        Recitals.  The Recitals are true and correct in all respects.

ARTICLE V
COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until the security interest created herein is discharged, each Debtor will perform and fulfill each of the affirmative and negative covenants in the Loan Agreement applicable to the Borrower and each Debtor and each of the following:

5.1                               Conferences with Officers and Others.  At all times, each Debtor will permit the Secured Party, its agents, advisors and representatives to (a) access all of such Debtor’s properties and facilities, (b) discuss such Debtor’s business, affairs, finances and accounts with any officers, managers and employees of such Debtor, and (c) review, inspect and audit the Collateral, wherever located, and each Debtor shall pay all reasonable costs of such activities described in (a), (b) and (c), in each case in accordance with the procedures for inspection set forth in the Loan Agreement.

5.2                               Defend Collateral.  Except for Permitted Liens, each Debtor will maintain the Liens and security interests provided for hereunder as valid and perfected Liens, each with the Agreed Priority, and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant hereto.  Each Debtor hereby agrees to (a) promptly pay when due all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral; and (b) use commercially reasonable efforts to defend the Collateral against the claims of any and all Persons and entities; and (c) safeguard and protect all Collateral for the account of the Secured Party.

5.3                               Maintain Name and Jurisdiction.  Each Debtor shall not: (a) change its legal name, identity, type of organization or organizational structure without the prior written consent of the Secured Party, which consent will not be unreasonably withheld; (b) change the location of its chief executive office or its principal place of business; (c) change its federal taxpayer identification number or organizational identification number (if any); or (d) change its jurisdiction of organization (including by merger, reorganization, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

5.4                               Insurance.  Each Debtor will maintain comprehensive casualty insurance on the Collateral as required pursuant to Section 8.1(m) of the Loan Agreement. Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers the Secured Party, after the occurrence and during the continuance of an Event of Default, to adjust or compromise any loss under such policies and to collect and receive all such proceeds.  Each Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Secured Party and not to such Debtor and the Secured Party jointly, effective upon the occurrence and during the continuance of an Event of Default.  Effective upon the occurrence and during the continuance of an Event of Default, each Debtor authorizes and empowers the Secured Party to execute and endorse in such Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.  After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by the Secured Party in the collection and handling of such proceeds, the net proceeds shall be applied as follows.  If no Event of Default shall have occurred and be continuing, such net proceeds may be applied either toward replacing or restoring the Collateral (at such Debtor’s option), in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole (but reasonable) discretion.  In the event that such Debtor may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of such Debtor at a bank acceptable to such Debtor and the Secured Party subject to the sole order of the Secured Party and shall be disbursed therefrom by the Secured Party in such manner and at such times as the Secured Party deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur and continue at any time before or after replacement or restoration has commenced, then thereupon the Secured Party shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.  If an Event of Default shall have occurred prior to such deposit of the net proceeds and so long as an Event of Default is continuing, then the Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.

5.5                               Provision of Documents; Additional Collateral Security.  Whenever required by the Secured Party, each Debtor shall, and shall cause the other Credit Parties to: (a) cooperate with the Secured Party to promptly obtain and keep in effect one or more control agreements in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral; (b) deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing any Collateral that is Investment Property, together with all Necessary Endorsements; (c) identify and inform the Secured Party with respect to each Deposit Account of such Debtor and each other Credit Party and enter into a control agreement with respect thereto; and (d) promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like held received by such Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.  In the event that the Secured Party requires a control account agreement with respect to a Deposit Account to be obtained, each Debtor shall use its best effort to obtain such agreements within 30 days of the Secured Party’s request.  In the event that any consent, authorization or other form of approval is required to be obtained in connection with the granting of any additional security, each Debtor shall, and shall cause each other applicable Credit Party, to use its commercially reasonable efforts to obtain, or cause to be obtained, any such consent, authorization or approval.

5.6                               Notice of Event of Default.  Immediately notify the Secured Party in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of any Debtor and the facts with respect thereto.

5.7                               Loan Document Covenants. Each Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to such Debtor.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.1                               Occurrence of an Event of Default.  An “event of default” (howsoever defined) shall occur under the Loan Agreement, the Guarantee or any other Loan Document.

6.2                               Security Interest.  This Agreement, the Guarantee or any other security agreement, pledge, mortgage or other similar document, agreement or instrument granting a security interest in, pledge of or charge over the assets of any Debtor in favor of the Secured Party, after delivery thereof shall, for any reason except to the extent permitted by the terms thereof, cease to create a valid and perfected Lien on any of the assets and collateral purported to be covered thereby, or any Debtor shall so state in writing or any Debtor or any other Person shall take or agree to take any action threatening the validity, perfection or priority of any such security interest or guarantee.

ARTICLE VII
RIGHTS AND REMEDIES

7.1                               Rights and Remedies of the Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Loan Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to the Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)                                 Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)                                 Institute any proceeding or proceedings to exercise any remedy and to enforce the Obligations and any Liens of the Secured Party.

(c)                                  Take possession of the Collateral, and for that purpose, so far as such Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR

NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)                                 Without notice, except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels, at one or more sales, at public or private sale, at the Secured Party’s office or such other place or places, for cash, on credit, for future delivery, or any other consideration, and upon such other terms and conditions, as the Secured Party may deem commercially reasonable.  The Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, its disclaimer of any warranties relating to any Collateral, and its compliance with the terms and conditions for sale of Collateral set forth herein shall not, in any event, be considered to adversely affect the commercial reasonableness of such sale.

(e)                                  If the Secured Party in good faith believes that any Governmental Requirement prohibits or restricts the customary manner of sale or distribution of any of the Collateral, or if the Secured Party determines that there is any other restraint, restriction or limitation limiting the sale or distribution of any such property, the Secured Party may sell such property privately or in any other manner that it deems advisable at such price or prices as it determines in its sole discretion and without liability whatsoever to the Debtors in connection therewith.  Each Debtor recognizes and agrees that such prohibition or restriction may cause such property to have less value that it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

(f)                                   Occupy any premises owned or leased by any Debtor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable law, without obligation to such Debtor in respect of such occupation, including, without limitation, without obligation to pay rent.

(g)                                  Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(h)                                 Without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of each Debtor to the Secured Party hereunder, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify such Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(i)                                     To enforce each Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify and/or require each Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to the Secured Party or in care of a post office lock box under the sole control of the Secured Party established at such Debtor’s expense subject to the Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as the Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to such Debtor; (ii) require each Debtor to segregate and hold in trust for the Secured Party and, on the day of such Debtor’s receipt thereof, transmit to the Secured Party in the exact form received by such Debtor (except for such assignments and endorsements as may be required by the Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (iii) establish and maintain at the Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of the Secured Party and which shall be subject to the imposition of such customary charges as are imposed by the Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which the Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part and apply the same to the payment of the Obligations.  The Secured Party’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if the Secured Party exercises the care and follows the procedures that the Secured Party generally applies to the collection of obligations owed to the Secured Party.  All cash and non-cash proceeds of the Collateral shall be applied by the Secured Party upon the Secured Party’s actual receipt of cash proceeds against the Obligations, matured or unmatured, in such order as the Secured Party shall determine in the Secured Party’s sole discretion.

(j)                                    It shall not be necessary for the Secured Party to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Secured Party shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(k)                                 Recitals contained in any conveyance to any purchaser at any sale made pursuant to this Agreement will conclusively establish the truth and accuracy of the matters stated therein, including, without limitation, nonpayment of unpaid sums, the amount of unpaid sums, that the written instruments constituting part or all of the Obligations have become due and payable, nonpayment of any Obligation, or advertisement and conduct of the sale in the manner provided herein.  Each Debtor ratifies and confirms all legal acts that the Secured Party may do in carrying out the provisions of this Agreement.

7.2                               Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give any Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.3                               Secured Party as Purchaser.  The Secured Party will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.  Upon compliance with the terms of any sale, the Secured Party may receive, hold, retain, possess and dispose of such property in its own absolute right without further accountability.

7.4                               Retention of Collateral.  In addition to the rights and remedies hereunder, the Secured Party may retain all or a portion of the Collateral in satisfaction of the Obligations but only after providing the notices required by Sections 9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC) and otherwise complying with the requirements of applicable law of the relevant jurisdiction.  Unless and until the Secured Party shall have provided such notices and complied with all applicable legal requirements, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

7.5                               Postponement; Restoration of Rights.  In the event that the Secured Party shall have instituted any sale or any other proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document, whether by judicial or non-judicial foreclosure, sale, entry or otherwise, the Secured Party may postpone, delay, reschedule, adjourn, discontinue or abandon such sale or proceeding at any time for any reason, in which case all rights and remedies of the Secured Party are maintained and preserved, and in every such case, each Debtor and the Secured Party shall be restored to their respective former positions and rights with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue in full force and effect.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  No postponement, delay, rescheduling, adjournment, discontinuance or abandonment, or other act, delay, forbearance, omission or course of dealing with respect to any Debtor or the Collateral, will constitute, or shall be deemed to constitute, a waiver of, or a limitation on, Secured Party’s rights or remedies hereunder or under applicable law.

7.6                               Deficiency.  Subject to applicable law, each Debtor will remain liable for any deficiency owing to the Secured Party after application of the net proceeds of any foreclosure sale.

7.7                               Waiver.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights or remedies under this Agreement or any other Loan Document.  Each Debtor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale pursuant to this Agreement.

7.8                               Reinstatement.  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by the Secured Party.

ARTICLE VIII
MISCELLANEOUS

8.1                               Care of Collateral.  Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. If the Secured Party actually receives any notices requiring action with respect to Collateral in the Secured Party’s possession, the Secured Party shall take reasonable steps to forward such notices to the Debtors.  Each Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral; the Secured Party’s sole responsibility with respect thereto is to take such action as is reasonably requested by such Debtor in writing; provided, however, the Secured Party is not responsible to take any action that, in the Secured Party’s sole judgment, would adversely affect the value of the Collateral as security for the Obligations.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

8.2                               Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.

(a)                                 If any Debtor shall fail to perform any covenants contained in this Agreement or any other Loan Document (including such Debtor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of any Debtor under any Collateral) or if any representation or warranty on the part of any Debtor contained herein shall be breached, the Secured Party may (but shall not be obligated to) advance funds on behalf of such Debtor in order to insure such Debtor’s compliance with any covenant in this Agreement or any other Loan Document; provided, however, that, the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which any Debtor fails to pay or perform as and when required hereby and which such Debtor does not contest in good faith.  Any and all amounts so expended by the Secured Party shall be paid by each Debtor and shall become part of the Obligations.  Neither the provisions of this Section 8.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)                                 Each Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of each Debtor and in the name of such Debtor, or otherwise, from time to time during the continuation of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to any Debtor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

8.3                               Applications of Payments and Collateral.  Except as may be otherwise specifically provided in the Loan Agreement, all Collateral and proceeds of Collateral coming into the Secured Party’s possession after the occurrence and during the continuance of an Event of Default and all payments made by any Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Loan Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by the Secured Party.

8.4                               Termination; Release.  Upon (a) the complete payment in full in cash and performance in full of the Obligations (other than contingent Obligations for which no claim has been made), and (b) such time as there exists no commitment by the Secured Party which could give rise to any Obligations (other than contingent Obligations for which no claim has been made), this Agreement shall be terminated, the security interest in the Collateral shall be released, and the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as any Debtor may reasonably request in writing, the cost and expense of which shall be paid by each Debtor.

8.5                               Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Debtor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Loan

Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Debtor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Loan Documents, no notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances.

8.6                               Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Debtor:

Uranium Resources, Inc.

405 State Highway Bypass 121

Building A, Suite 110

Lewisville, Texas  75067

Attention:  Thomas H. Ehrlich

Facsimile:  (972) 219-3311

E-Mail:  thehrlich@uraniumresources.com

If to the Secured Party:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado 80202

Attention:  Cassie Boggs

Facsimile:  (720) 946-1450

E-Mail: cjb@rcflp.com

8.7                               Merger and Integration.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or in the other Loan Documents shall be valid or binding.

8.8                               No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                 In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued, adjourned, postponed or abandoned for any reason, then and in every such case, each Debtor and Secured Party shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue as if no such proceeding had been instituted.

8.9                               Waivers by each Debtor. Each Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, against any Debtor, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.10                        Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, each Debtor agrees to pay to the Secured Party on demand the amount of all costs and expenses paid or incurred by the Secured Party (including the reasonable fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification, waiver, enforcement or administration of this Agreement and the Loan Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith, together with interest on all such amounts at the rate and calculated in the manner provided in the Loan Agreement, provided that the aggregate amount of costs and expenses of the Secured Party to be paid by each Debtor with respect to the negotiation, preparation and delivery of this Agreement and the other Loan Documents shall be limited to US$100,000.  Each Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by the Secured Party in connection with this Agreement and the other Loan Documents.  The provisions of this Section 8.10 shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

8.11                        Indemnification.  Each Debtor agrees to indemnify the Secured Party, and the Secured Party’s Affiliates, and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against, and to defend and hold each of the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, assessments, charges, claims, and taxes, expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or the pursuit or enforcement of any rights or remedies under this Agreement or any other Loan Document (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party).  The obligations of each Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

8.12                        Obligations Absolute.  All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(b)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Loan Agreement or any other Loan Document, or any renewal or restatement of the Loan Agreement or any other Loan Document or any amount owing thereunder, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations.

(d)                                 any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guarantee, surety or support agreement for all or any of the Obligations;

(e)                                  any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(f)                                   any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof;

(g)                                  whether such Debtor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Credit Parties, without preference or distinction among them;

(h)                                 whether such Debtor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Credit Party is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Credit Party;

(i)                                     any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Agreement or any other Loan Document, with respect to such Debtor or any other Credit Party, except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(j)                                    any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Debtor or any affiliate of such Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.13                        Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of each Debtor, the Secured Party and their respective successors and assigns.  Each Debtor shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Secured Party. The Secured Party shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Borrower, not to be unreasonably withheld or conditioned, except that, subject to Governmental Requirements, the Secured Party may, at any time, without the consent of the Borrower, assign to its respective successors and Affiliates all or any part of this Agreement, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to each Debtor as it would have had if it were the Secured Party hereunder.

8.14                        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

8.15                        Waiver of Jury Trial.  EACH DEBTOR HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A

JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND ANY DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH DEBTOR AND EACH DEBTOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND ANY DEBTOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.16                        Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

8.17                        Severability of Provisions.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Secured Party in its sole discretion.

8.18                        Survival.  All covenants, agreements, representations and warranties made hereunder or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

8.19                        Further Assurances.  Each Debtor shall execute, acknowledge and deliver to the Secured Party such other and further documents, agreements, certificates and instruments and do or cause to be done such other acts and things as the Secured Party reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the rights and interests of the Secured Party hereunder, promptly upon request by the Secured Party, including the execution and delivery of any and all documents, agreements, certificates and instruments which are necessary or advisable to create, protect, preserve, maintain or perfect the Liens on the Collateral, with the Agreed Priority.

8.20                        Joint and Several Liability.  The Borrower and the Guarantor Debtors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  The Borrower and the Guarantor Debtors will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith, and each Debtor will receive reasonably equivalent value in return for providing its Guarantee and this Agreement.  Each Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive from the Loan Agreement and the other Loan Documents.

8.21                        Acknowledgments.  Each Debtor hereby represents, warrants, confirms and acknowledges that:

(a)                                 such Debtor and each Credit Party have consulted and been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, and such Debtor and each Credit Party are each responsible for making its own independent judgment with respect to such transactions and the process leading thereto;

(b)                                 this Agreement and the other Loan Documents shall not be construed against any party or more favourably in favour of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(c)                                  the Secured Party has no fiduciary relationship with or duty to any Debtor or any other Credit Party arising out of, as a result of, or in connection with this Agreement or any other Loan Document, and the relationship between the Secured Party, on one hand, and each Debtor and the other Credit Parties, on the other hand, in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby is solely that of creditor and debtor;

(d)                                 neither this Agreement nor any other Loan Document to which any Credit Party and the Secured Party is a party creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist; and

(e)                                  neither any Debtor nor any other Credit Party will claim that the Secured Party has rendered advisory services of any nature or respect to, or owes a fiduciary or similar duty to, any Debtor or any Credit Party in connection with this Agreement, the other Loan Documents or the process leading thereto.

EXHIBIT D

FORM OF GUARANTEE

This GUARANTEE (as amended, modified, supplemented, extended or restated, the “Guarantee”), dated as of December 17, 2012, is made by each of URI, INC., a Delaware corporation, HYDRO RESOURCES, INC., a Delaware corporation, URI MINERALS, INC., a Delaware corporation, HYDRO RESTORATION CORPORATION, a Delaware corporation, BELT LINE RESOURCES, INC., a Texas corporation, URANCO, INC., a Delaware corporation, HRI-CHURCHROCK, INC., a Delaware corporation, URI NEUTRON HOLDINGS I, INC., a Delaware corporation, URI NEUTRON HOLDINGS II, INC., a Delaware corporation, NEUTRON ENERGY, INC., a Nevada corporation, and CIBOLA RESOURCES LLC, a Delaware limited liability company (each a “Guarantor,” and collectively the “Guarantors”), in favor and for the benefit of RESOURCE CAPITAL FUND V L.P. (with its successors and assigns, the “Beneficiary”).

Recitals

A.  Pursuant to that certain Bridge Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, as the borrower (the “Borrower”), those Subsidiaries of the Borrower from time to time party hereto, as guarantors, and the Beneficiary, as the lender, the Beneficiary has agreed to make a loan to the Borrower (the “Loan”) to be used by the Borrower as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Guarantee have the meanings assigned to such terms in the Loan Agreement.

B.  It is a condition precedent to the obligation of the Beneficiary to enter into the Loan Agreement and to make and maintain the Loan thereunder that each Guarantor shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

C.  This Guarantee is given by each Guarantor to and in favour of the Beneficiary to guarantee the due and punctual payment and performance of all the obligations of the Borrower to the Beneficiary arising under the Loan Agreement and the other Loan Documents.

D.  Each Guarantor is a direct or indirect wholly-owned subsidiary of the Borrower, and each Guarantor will derive substantial direct and indirect benefit from the amounts made available under the Loan Agreement and from such financial and other support as the Borrower may in the future provide to such Guarantor.  The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of each Guarantor, and each Guarantor will derive other significant benefit from the Loan Agreement and the Loan made to the Borrower thereunder.

E.  In order to induce the Beneficiary to enter into the Loan Agreement and to make and maintain the Loan with the Borrower, and as a condition thereto, each Guarantor is willing and has agreed to enter into this Guarantee.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

1.                                      Guarantee.

a.                                      Each Guarantor hereby:

i.                                          guarantees, absolutely, unconditionally and irrevocably, the full prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, on demand or otherwise) and at all times thereafter of all present and future obligations, conditions, covenants, liabilities, indemnifications and indebtedness of all kinds of the Borrower under or related to the Loan Agreement or any other Loan Document, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, whether for the payment of money or the performance of obligations, in any currency, arising out of, under, in respect of or in connection with the Loan Agreement and each other Loan Document and howsoever and whensoever otherwise created or characterized (extending to all principal amounts, interest, fees, costs, late charges, prepayment fees, early termination fees, sums and amounts as well as all costs and expenses of enforcement and collection), whether or not now contemplated, as the Loan Agreement or any other Loan Document may be amended, modified, supplemented, restated or extended in accordance with their respective terms (collectively, the “Obligations”), and

ii.                                       agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and disbursements) which may be paid or incurred by the Beneficiary in enforcing any rights or remedies with respect to, or collecting, any or all of the Obligations of the Borrower and/or enforcing any rights with respect to, or collecting against such Guarantor under this Guarantee (collectively, the Obligations described in Section 1(a)(i) and in this Section 1(a)(ii) are referred to herein as the “Guaranteed Obligations”).

b.                                      Each Guarantor agrees that this Guarantee constitutes a guarantee of payment and not of collection, and the Beneficiary shall not be obligated to initiate, pursue or exhaust any form of remedy or recourse or to obtain any judgment against any Borrower or others (including other guarantors) or to realize upon or exhaust any collateral security held by or available to the Beneficiary before being entitled to payment from such Guarantor.  The liability of each Guarantor shall not be limited, diminished or affected by:

i.                                          any failure by the Beneficiary to file or enforce any claim against the assets or estate (in administration, bankruptcy or otherwise) of the Borrower, any other guarantor or others,

ii.                                       the fact that recovery from the Borrower or any other person is barred by any statute of limitations or for any other reason,

iii.                                    any amendment, modification, supplement, increase, extension, restatement, replacement or change of any kind or nature to the Loan Agreement or any other Loan Document, with or without notice thereof to such Guarantor, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise,

iv.                                   any adjustment, indulgence, waiver, forbearance or compromise granted by the Beneficiary to the Borrower or any Guarantor, or

v.                                      any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

Each Guarantor hereby renounces all benefits of marshaling, discussion and division and waives diligence, promptness, notice of acceptance, presentment, protest, notice of dishonor or protest or default, demand for payment upon the Borrower, such Guarantor or any other Person, notice of acceptance of this Guarantee, notice of any addition to or increase or decrease in the Obligations and all other notices and demands whatsoever.  Each Guarantor waives all other acts or omissions to act or delay of any kind by the Beneficiary or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a guarantor, and each Guarantor waives all other defenses available to a guarantor or surety, whether at law or in equity, in each case, other than discharge by irrevocable payment in full of the Guaranteed Obligations.  Each Guarantor waives any and all rights it has under Colorado Revised Statutes §§ 13-50-102 and 13-50-103, or any corresponding future statute or rule of law, by reason of release of fewer than all Guarantors.  All amounts payable by each Guarantor shall be paid without set-off or counterclaim and without deduction or withholding of any kind whatsoever.

c.                                       This Guarantee is a continuing guarantee, and it will not be discharged until irrevocable payment in full of all of the Guaranteed Obligations and cancellation of this Guarantee by the Beneficiary (“Termination”) and will remain in full force and effect notwithstanding any interruption in the business relations between the Borrower and the Beneficiary or any increase or decrease from time to time in the amount of the Obligations.  No payment or payments made by any other Person other than the Borrower or a Guarantor in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of any Guarantor hereunder until Termination.

d.                                      Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower or any other guarantor to the Beneficiary under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other guarantor.

2.                                      Limitation of Liability.

a.                                      Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance for purposes of any debtor relief law to the extent applicable to this Guarantee and the Guaranteed Obligations of such Guarantor hereunder.

b.                                      If any payment shall be required to be made to the Beneficiary under this Guarantee, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to the Borrower and any other guarantor so as to maximize the aggregate amount paid to the Beneficiary under or in connection with the Loan Documents.

3.                                      Guarantee Absolute and Unconditional; No Waiver of Obligations.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order of any Governmental Entity now or hereafter in effect.  The Guaranteed Obligations of each Guarantor hereunder are independent of the Obligations of the Borrower or any other guarantor under any Loan Document.  A separate action may be brought against each Guarantor to enforce this Guarantee, whether or not any action is brought against the Borrower or any other guarantor or whether or not the Borrower or any other guarantor is joined in any such action. The liability of each Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Guaranteed Obligations of any Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

a.                                      any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Loan Document or any related agreement or instrument;

b.                                      any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Borrower or any other guarantor under any Loan Document;

c.                                       any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations;

d.                                      any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

e.                                       any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

f.                                        any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;

g.                                       the failure of the Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

h.                                      any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Beneficiary; or

i.                                          any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by the Beneficiary that might vary the risk of such Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety.

4.                                      Beneficiary’s Rights.  Each Guarantor authorizes the Beneficiary, without notice or demand and without affecting such Guarantor’s liability hereunder, to take and hold security from any other Person for the payment of this Guarantee and/or any of the Guaranteed Obligations, and exchange, enforce, waive and release any such security; to apply such security and direct the order or manner of sale thereof, as the Beneficiary, in its sole discretion, may determine; and to obtain a guarantee of the Guaranteed Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

5.                                      Effectiveness; Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.  The Beneficiary and the Borrower may increase, modify, rearrange, extend for any period and/or renew from time to time the Obligations without notice to any Guarantor, and in such event the obligations of each Guarantor with respect to the Obligations shall not be released, discharged or reduced and each Guarantor will remain fully bound hereunder on such Obligations.  This Guarantee may be enforced by the Beneficiary and any subsequent holder of the Guaranteed Obligations, to the extent that any such subsequent holder obtained its interest therein in accordance with the Loan Agreement, and shall not be discharged by the assignment or negotiation of all or a part of the Guaranteed Obligations.

6.                                      Default.  If an Event of Default (however defined) under the Loan Agreement or any other Loan Document has occurred, then all of the Guaranteed Obligations shall be immediately due and payable by each Guarantor, regardless of whether the payment of the Guaranteed Obligations has been accelerated or the Borrower is in default with respect to the Guaranteed Obligations.

7.                                      Merger.  This Guarantee shall not be affected by any change in the name of the Borrower or any Guarantor, or by the acquisition of the Borrower’s or any Guarantor’s business by any person, firm or corporation, or by any change whatsoever in the objects, capital structure or constitution of the Borrower or any Guarantor, or by any merger, amalgamation or consolidation of the Borrower or any Guarantor with any corporation or other Person, or by any dissolution or liquidation of the Borrower or any Guarantor, but shall, notwithstanding the happening of any such event, continue to apply to all the Obligations whether theretofore or thereafter incurred, and in this instrument the word “Borrower” and the word “Guarantor” shall each include every such person, firm, partner and corporation and all successors.  Nothing in this Section 7 shall be construed as authorization or approval of any such transaction except as permitted by and in accordance with the Loan Agreement.  Each Guarantor shall promptly notify the Beneficiary of any change or event described in this Section 7.

8.                                      No Waiver by the Beneficiary.  The Beneficiary shall not be obligated to exercise any right, power or privilege hereunder, and no failure to exercise and no delay in exercising, on the part of the Beneficiary, any such right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on any Guarantor shall be deemed to be a waiver of the right of the Beneficiary to take further action without notice or demand as provided herein.  No waiver shall be applicable except in the specific instance and for the specific purpose for which given, nor in any event shall any amendment, modification or waiver of any provision of this Guarantee be effective unless in writing and signed on behalf of the Beneficiary.

9.                                      Waiver of Subrogation.  Each Guarantor hereby agrees to waive its rights to be subrogated, exonerated, reimbursed, indemnified or its rights to contribution to any claims of the Beneficiary against the Borrower until the Guaranteed Obligations have been indefeasibly and irrevocably paid in full.

10.                               Representations and Warranties of Guarantor.  In addition to the representations and warranties in any other Loan Document, each of which is incorporated herein by reference as fully as if set forth herein, each Guarantor represents and warrants (which representations and warranties will survive the creation of the Guaranteed Obligations and any extension of the term under the Loan Agreement) that:

a.                                      No Conditions Precedent.  There are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived;

b.                                      Benefit to Guarantor.  The guarantee by such Guarantor pursuant to this Guarantee reasonably may be expected to benefit, directly or indirectly, such Guarantor;

c.                                       Familiarity and Reliance.  Such Guarantor has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the Guaranteed Obligations.  Notwithstanding the foregoing, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guarantee;

d.                                      No Representation.  Neither the Beneficiary nor any other Person has made any representation, warranty or statement to such Guarantor with regard to the Borrower or the Borrower’s financial condition in order to induce such Guarantor to execute this Guarantee;

e.                                       Guarantor’s Financial Condition.  As of the date hereof and after giving effect to this Guarantee and the contingent liability evidenced hereby, such Guarantor is and will be solvent, and has assets which, fairly valued, exceed its obligations, liabilities and debts; and

f.                                        Recitals.  The Recitals set forth above are true and correct in all respects

11.                               Guarantors’ Covenants.  Each Guarantor hereby confirms, and shall perform, each of the covenants relating to such Guarantor set forth in each Loan Document to which it is a party or by which it is bound. No Guarantor may assign this Guarantee without the prior written consent of the Beneficiary, which may be withheld in the Beneficiary’s sole discretion.

12.                               Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Guarantee will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Guarantor:

c/o Uranium Resources, Inc.

405 State Highway Bypass 121

Building A, Suite 110

Lewisville, Texas  75067

Attention:  Thomas H. Ehrlich

Facsimile:  (972) 219-3311

E-Mail:  thehrlich@uraniumresources.com

If to Beneficiary:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado 80202

Attention:  Cassie Boggs

Facsimile:  (720) 946-1450

E-Mail: cjb@rcflp.com

13.                               Successors and Assigns.  This Guarantee shall extend to and inure to the benefit of the Beneficiary and its successors and assigns, and every reference herein to a Guarantor is a reference to, and shall be construed as including, each Guarantor and the successors and assigns of such Guarantor, to and upon all of whom this Guarantee and agreement shall extend and be binding.

14.                               Further Assurances.  Each Guarantor agrees to execute and deliver to the Beneficiary all such certificates, documents, agreements and instruments and to take all such other action as may be reasonably requested by the Beneficiary to more fully vest in and assure the Beneficiary of all of the rights, powers, privileges and remedies herein intended to be granted to or conferred upon the Beneficiary.

15.                               GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

16.                               WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BENEFICIARY OR SUCH GUARANTOR.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN AGREEMENT AND EACH OTHER LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT).

17.                               Benefit to the Guarantors.  The Borrower and the Guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of the Borrower has a direct, tangible and immediate impact on the success of the Guarantors.  Each Guarantor will derive substantial direct and indirect benefit from the extension of credit to the Borrower under the Loan Agreement, and each Guarantor will receive reasonably equivalent value in return for providing this Guarantee and the collateral security to be provided by such Guarantor.  Each Guarantor hereby waives any right to revoke this Guarantee, and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.  Each Guarantor knowingly waives certain rights and defenses as set forth in this Loan Agreement in contemplation of the benefits that it will receive.

18.                               Indemnification.  Each Guarantor agrees to pay, indemnify, save and hold harmless, and defend, the Beneficiary, its Affiliates, their successors and assigns, and each of their respective directors, officers, partners, managers, members, shareholders, owners, employees, affiliates, representatives and advisors from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Guaranteed Obligations or any Loan Document) be imposed on, incurred by or asserted against any such indemnified person, in any way relating to, in connection with or arising out of this Guarantee, the Loan Agreement, any other Loan Document and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Guarantee or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee).  The indemnification obligations of each Guarantor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination and release of this Guarantee.

19.                               Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Beneficiary is hereby authorized at any time and from time to time, without notice to any Guarantor, the Borrower, or any other guarantor or person (any such notice being expressly waived by each Guarantor and the other Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Beneficiary to or for the credit or the account of any Credit Party against any and all of the Guaranteed Obligations of any Credit Party now or hereafter existing, although such Guaranteed Obligations may be contingent and unmatured.  The Beneficiary agrees promptly to notify each Guarantor and the appropriate Credit Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Beneficiary under this Section 19 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Beneficiary may have.

20.                               Amendments.  Except as otherwise expressly provided in this Guarantee, no amendment or waiver of any provision of this Guarantee, nor consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and, in the case of any amendment, by each Guarantor and the Beneficiary and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

21.                               Entire Agreement.  This written Guarantee represents the final agreement by the undersigned with respect to the matters set forth herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the undersigned.  There are no unwritten oral agreements relating to this Guarantee or the matters set forth herein.

22.                               Facsimile and Electronic Signature.  This Guarantee may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as an original signature.

EXHIBIT E

FORM OF PROMISSORY NOTE

US$5,000,000	December 17, 2012

FOR VALUE RECEIVED, the undersigned, URANIUM RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“URI” or “Maker”), hereby promises to pay to the order of RESOURCE CAPITAL FUND V L.P. (“RCF”) or other holder hereof (with RCF and any other holder hereof sometimes referred to herein as “Holder”), at the place and times provided in the Bridge Loan Agreement, dated as of December 17, 2012, by and among Maker, as the borrower, those Subsidiaries of Maker from time to time party thereto, as guarantors, and RCF, as the lender (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Loan Agreement”) the principal sum of FIVE MILLION DOLLARS (US$5,000,000.00) or, if less, the aggregate unpaid principal amount of the Loan under the Loan Agreement.  Subject to the Loan Agreement, the Maker may voluntarily repay the Loan made by RCF to the Maker pursuant to the Loan Agreement at any time prior to the Maturity Date.  Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

This Note evidences the obligation of the Maker to repay the Loan made by RCF to the Maker pursuant to the Loan Agreement.

Maker further agrees to pay and deliver to Holder, when and as provided in the Loan Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Loan Agreement.  The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement.  All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Loan Agreement.

This Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Loan Agreement.  Reference is hereby made to the Loan Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral in which Liens have been granted by the Maker to secure the payment and performance of the Maker hereunder, the nature and extent of such Liens, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.

In addition to, and not in limitation of, the foregoing, the Maker further agrees, subject only to any limitation imposed by applicable law and the provisions of the Loan Agreement, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.

The Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest, notice of intent to accelerate, notice of acceleration and notice of dishonor.  No failure on the part of the Holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Note and the rights of Maker and any Holder hereof are governed by the laws of the State of Colorado.  All disputes and claims arising out of or relating to this Note shall be decided by arbitration in accordance with the provisions for arbitration set forth in Section 10.8 of the Loan Agreement.